Exhibit 2

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

2 November 2020

Westpac FY20 Presentation and Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached Westpac FY20 Presentation and Investor Discussion Pack.

For further information:

David Lording
Group Head of Media Relations
0419 683 411

Andrew Bowden
Head of Investor Relations
0438 284 863

This document has been authorised for release by Tim Hartin, General Manager & Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Presentation and Investor Discussion Pack 2020 FULL YEAR FINANCIAL RESULTS FOR THE 12 MONTHS ENDED 30 SEPTEMBER 2020 WESTPAC BANKING CORPORATION ABN 33 007 457 141 Fix. Simplify. Perform. Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 29 for definition. Results principally cover the 2H20, 1H20 and 2H19 periods. Comparison of 2H20 versus 1H20 (unless otherwise stated).

Westpac 2020 Full Year Results Index

2020 Full Year Results Presentation	**3**
Investor Discussion Pack of 2020 Full Year Results	**26**
Overview	**27**
Results	29
Governance and risk management	33
Customer franchise	36
Digital transformation	37
Sustainability	40
Earnings drivers	**43**
Revenue	44
Expenses	47
Impairment charges	48
COVID-19 deferral packages	**49**
Credit quality and provisions	**57**
Provisions	58
Credit quality	59
Australian mortgage asset quality	70
Capital, Funding and Liquidity	**77**
Divisional results	**86**
Consumer	88
Business	89
Westpac Institutional Bank	90
Westpac New Zealand	91
Specialist Businesses	95
Economics	**96**
Appendix and Disclaimer	**109**
Contact us	**118**
Disclaimer	**119**

Westpac GROUP

PeterKing Chief Executive Officer

Earnings •Cash earnings $2.6bn, disappointing result; environment and our own issues •$3.2bn impairment charge up 4x •Notable items1: ($2.6bn) after tax including $1.3bn provision for AUSTRAC penalty Capital •CET1 capital ratio at 11.1% •Pro forma CET1 after Zip sale 11.2% •FY20 dividend 31 cents per share, fully underwritten DRP Asset quality•Asset quality: stress emerging, less than expected •Provision coverage increased 64bps to 171bps2 •Customers on deferral reducing to $17.6bn from $64.8bn provided3 Strategy reset •Clear purpose: focused on banking in Australia and New Zealand •Lines of Business operating model adopted •Three priorities: Fix, Simplify, Perform 1 References to notable items in this release include (after tax) provisions related to AUSTRAC proceedings; estimated refunds, costs and litigation; write-down of intangible items; and asset sales/revaluations. 2 Total Provisions to Credit Risk Weighted Assets. 2 Australian deferral packages.

1 Cash earnings is a measure of profit generated from ongoing operations for further detail see page 29. 2 Impairment charge to average loans annualised. 3 Cash EPS is cash earnings divided by weighted average ordinary shares. 4 Return on equity is cash earnings divided by average ordinary equity. 5 Cash earnings basis. 6 References to notable items in this release include (after tax) provisions related to AUSTRAC proceedings; estimated refunds, costs and litigation; write-down of intangible items; and asset sales/revaluations.

FY20 Cash earnings ($m)FY20 – FY19 % Change 1 References to notable items in this release include (after tax) provisions related to AUSTRAC proceedings; estimated refunds, costs and litigation; write-down of intangible items; and asset sales/revaluations.

Stressed exposures as a % of TCE1Australian mortgage delinquencies (%) 3.20 Watchlist & substandard 90+ day past due (dpd) and not impaired Impaired 3.0 90+ day past due30+ day past due 2.0 2.14 1.62 2.07 2.17 1.24 1.60 1.32 1.91 0.85 1.0 0.0 Sep-17Mar-18Sep-18Mar-19Sep-19Mar-20Sep-20 Australian unsecured consumer delinquencies (%) 0.85 1.24 0.99 1.20 1.051.081.10 1.20 0.62 6.0 5.0 90+ day past due 30+ day past due 0.46 0.35 0.31 0.71 0.26 0.54 0.65 0.33 0.560.55 0.55 0.50 0.430.480.50 0.80 4.0 3.0 2.0 3.62 2.09 0.670.58 0.44 0.25 0.340.39 Sep-10 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 1.0 0.0 Sep-17Mar-18Sep-18Mar-19Sep-19Mar-20Sep-20 1 TCE is total committed exposure.

Deferral packages at 28 Oct 2020 ($bn)1 MortgagesBusiness Impairment charges and provision cover ($m and bps) Impairment charge ($m) 64.8 2 Total provisions to CRWA (%) 10.1 Mortgages: ~4% of book Business: ~2% of book3 17.6 1.0 54.7 16.6 1.57% 1,983 1.07% 1.10% 825 115 170255 Packages providedPackages outstanding 4Q191Q202Q203Q204Q20 1 Australia only. Business packages outstanding represents customers on deferral who are yet to end their 6 month deferral package of the original $10.1bn provided. Check-ins on customers granted packages are underway. 2 CRWA is Credit Risk Weighted Assets. 3 Refers to customers eligible for deferral package i.e Total committed exposure less than $10m.

CET1 capital ratio (% and bps) 10.67 6323 Up 14 bps (58) (14) 10.81 37 Up 32 bps (5) 11.1311.21 Dividend considerations •Final dividend 31 cents fully franked •Payout ratio of 49% based on FY20 statutory earnings •Using DRP to offset capital impact ‒1.5% discount to DRP price ‒Full underwrite of DRP •Intending to return to half yearly dividend cycle Pro forma capital •Pro forma capital ratio includes benefit of sale of Zip Co Limited of 8bps

Our strategy. Purpose 50 Markets, products, customers Fix Simplify Perform Priorities • Risk management • Risk culture • Customer remediation & pain points • IT complexity Streamline and focus the business • Exit non-core businesses and consolidate international • Reduce products, simplify customer offer • Lines of Business operating model • Transform using digital and data to enhance the customer experience Sustainable long-term returns • Customer service – market leading • Growth in key markets • Re-set cost base • Enhance returns, optimise capital • Strong balance sheet Values 10Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Completed this year.

Fix

- Settled AUSTRAC proceedings, and 2 US class actions
- New function: Financial Crime, Compliance & Conduct
- Hired 400 Risk, Compliance & Financial crime experts
- New purpose, values & behaviours
- Launched Customer Outcomes & Risk Excellence (CORE) program to enhance management of non-financial risk
- Increased stability of IT infrastructure, 70% reduction in outage times[1]
- Paid $280m to customers for all remediation programs

Simplify

- Set up Specialist Businesses division, completed review of non-core businesses
- Agreed sale of vendor finance
- Exited energy trading desk
- Removed 40 fees[2]
- Established Lines of Business model with end-to-end accountability
- Completed Customer Service Hub roll-out in Westpac; 65% of loan documents digital
- New complaint management system
- Footprint consolidation: 740 ATMs sold to Prosegur & 40 branches[3] closed

Perform

- Supported customers through COVID-19 with $64.8bn packages[3]
- Strong balance sheet; CET1 11.1%
- Mortgage Line of Business up and running
- Digital progress: Apple Pay and new banking app rollout
- Afterpay Bank-as-service partnership
- Employee engagement 73%

1 High severity incidents. 2 In Consumer division. 3 Total across the Group. 4 Australia only.

11 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Priorities for FY21. Fix Simplify Perform • Continue to strengthen risk management ‒ Financial Crime remediation ‒ Deliver CORE Program ‒ Reduce correspondent bank relationships • Accelerate customer payments & complete Advice remediation • Enhance performance culture • Complete multi-year technology plan • Portfolio simplification ‒ Continue to exit non-core businesses ‒ Close 5 international offices • System simplification ‒ Complete migration of BT Wrap customers and advisers to Panorama ‒ CSH roll-out mortgages to regional brands and brokers • Further migrate customers to current products • Embed Lines of Business model • Support customers through COVID-19 • Mortgage growth in line with major banks by 2H211 • Set a 3 year cost plan • Maintain balance sheet strength and return focus 1 Refers to the monthly growth rate for Australian housing lending outstanding. 12Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

MichaelRowland Chief Financial Officer

Cash earnings ($m) 2H20 – 1H20 1,298 (184) 2,835 (1,220) 1,3992,392 (315) (3)(353) 1,615 993 Up 19% Core earnings down 12% Up 63% 1 References to notable items in this release include (after tax) provisions related to AUSTRAC proceedings; estimated refunds, costs and litigation; write-down of intangible items; and asset sales/revaluations. 2 NCI is non-controlling interests.

Notable items ($m after tax) Notable items detail 2H191H20 2H20 AUSTRAC proceedings-(1,027) (415) Remediation and litigation(341)(258) (182) Intangible write-down-(46) (568) Asset sales / revaluation42(68) (55) Wealth reset(36)-- Total cash earnings impact(335)(1,399) (1,220) • Includes provisions for estimated refunds, costs and litigation • Remediation mostly top ups of existing programs, costs higher as we seek to accelerate payout • Write-off of Life insurance and Auto Finance goodwill. Impairment of some capitalised software • Losses on revaluation of life insurance liabilities and on sale of Vendor finance, partly offset by a revaluation of Zip investment

CET1 Capital ratio (%)LCR1 quarterly average (%) NSFR2 (%) 11.1 151 122 10.7 10.8 132 140 112 117 Sep-19Mar-20Sep-20 Sep-19Mar-20Sep-20 Sep-19Mar-20Sep-20 Customer deposit to loan ratio (%)RBA Term Funding Facility allowance ($bn) 80 Wholesale funding outstanding ($bn) RBA Term Funding Facility Long term Additional Supplementary 76 73 11.9 1.8 Short term 139141 18 116 Initial 17.917.9 10110588 Sep-19Mar-20Sep-20 TFFDrawn down Sep-19Mar-20Sep-20 1 LCR is Liquidity Coverage Ratio. 2 NSFR is Net Stable Funding Ratio.

Net mortgage movements ($bn)Annualised change (%) 1H192H191H20 2H20 Owner occupied222 2 Investor-(1)(6) (7) Fixed rate (% of flow)363520 30 (3.5)(4.7) 1H192H191H202H20 Mortgage flows ($bn)Portfolio mix (% of total) 446 201 (13) (13) Mar-19Sep-19Mar-20 Sep-20 Principal & interest667074 76 Interest only312723 21 Line of credit333 3 Investor393838 37 Mar-20New lending excl. Refinance Net refinanceProperty sale and other PaydownSep-20

Net interest margin (% and bps) Includes 4bps of front book/back book pressure 2.133bps2.16(1bp)(7bps)5bps(3bps)(7bps) 0.120.12 2.012.04 3Q20 NIM: 2.05% 4Q20 NIM: 2.02% 1bp2.04(1bp)2.03 0.130.13 Treasury & Markets impact on NIM Down 12bps 1.911.90 NIM excl. Treasury & Markets Tractor rate1 (%)Customer deposit mix ($bn) Low rate Australian deposits 3% 2% Tractor •2H20 tractor impact (3bps) •Majority of impact in next 24 months Term depositsSavingsTransaction 525544555 161185208 $bn and % total deposits 1%3 year swap rate (spot) Hedged capital: $55bn Deposits priced <25bps 31-March $160bn 33% Deposits priced <25bps 30-September $196bn 41% Hedged deposits: $53bn 0% 203 39% 187 34% 163 29% Sep-17Sep-18Sep-19Sep-20 Sep-19Mar-20Sep-20 1 Tractor is the blended average rate earned on hedged capital and low rate deposits.

Non-interest income.

Up 11% including notable items in 2H20, flat excluding notable items[1]

Net Fees[1] ▼ 9%

Down $79m

- Lower cards from decline in activity, particularly international spend
- COVID-19 fee waivers
- Lower activity reduced account and transaction fees



947[1]
902[1]
823[1]
297
277
249
274
269
226
376
356
348
2H19
1H20
2H20
Cards & merchants
Other fees
Business & institutional

Wealth and Insurance[1] ▲ 12%

Up $68m

- Insurance up $105m from lower claims
- Funds income down from:
  - Lower margins
  - Lower FUA, markets and early super withdrawals
- Other – improved return on capital



802[1]
562[1]
630[1]
71
5
43
272
140
244
459
417
343
2H19
1H20
2H20
Other
Insurance
Funds

Trading and Other[1] ▲ 2%

Up $8m

- $109m positive CVA movement
- FX and commodities lower including Energy exit partly offset by higher fixed income
- Other – FX translation loss from closure of an office in Asia



417[1]
439
447[1]
10
443
429
499
(26)
(52)
2H19
1H20
2H20
Other
Trading

1 Excluding notable items. References to notable items in this release include (after tax) provisions related to AUSTRAC proceedings; estimated refunds, costs and litigation; write-down of intangible items; and asset sales/revaluations.

19 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

2H20 expenses. Up 6%, 7% excluding notable items1 Expenses ($m) 2H20 – 1H20 1,283 6,540 6,160 (1,256) 4,904 113 (232) 109 226 1375,257 Up 7% Up 6% 11211 1H201H20 notable items 1H20 excl. notable items BAUStructural productivity InvestmentRisk & Compliance COVID-192H20 excl. notable items 2H20 notable items 2H20 1 References to notable items in this release include (after tax) provisions related to AUSTRAC proceedings; estimated refunds, costs and litigation; write-down of intangible items; and asset sales/revaluations. 2 BAU is business as usual. 20Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Investment spend.

Investment spend ($m)



Risk and compliance
Growth and productivity
Other technology
Amortisation
565
614
618
694
799
1,227
1,256
1,464
1,506
1,720
278
325
377
503
806
778
792
890
784
664
171
139
197
219
250
FY16
FY17
FY18
FY19
FY20

21 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Credit impairment charge composition. ($m) Individually assessed provisions Collectively assessed provisionsTotal New IAPs1 Write-backs & recoveries Write-offs direct Other movement in CAP2 2,238 1,619 One large name in WIB, several small names across Business and WIB 940 170 351283 (170)(170)(147) 535 438438 (74) 366 461 2H191H202H202H191H202H202H191H202H202H191H202H202H191H202H20 1 IAP is individually assessed provisions. 2 CAP is collectively assessed provisions.

Expected credit loss provisions.

Expected credit loss provisions on loans and credit commitments ($m)



Total ECL provisions $6,163m
Includes $31m of provisions for debt securities
3,913
Up $1,853m (47%)
5,766
Up $366m (6%)
6,132
Sep-19
Mar-20
Sep-20

Change in expected credit loss (ECL) provisions

	Sep 19 – Mar 20[1]	Mar 20 – Sep 20[2]
Portfolio movements	$272m	$439m
Economic forecast and weightings	$1,135m	($88m)
Overlays	$446m	$15m
Total increase in ECL provisions	**$1,853m**	**$366m**

Forecasts for base case economic scenario[3]

	At March 2020		At September 2020	
	2020	2021	2020	2021
GDP growth	(5.0%)	4.0%	(3.5%)	2.5%
Unemployment	6.8%	6.0%	7.8%	7.5%
Residential property prices	(15%)	(5%)	(5.3%)	(0.4%)

Changes 2H20

- Australian mortgage 90+ dpd up 68bps
- Higher stress in at risk sectors e.g accommodation and commercial property

- Economic backdrop slightly improved
- No change to economic scenario weightings

- Overlays for customers on deferral packages
- Overlays for higher risk business segments lower due to releases including transfers to the underlying portfolio reflecting individual reviews
- Bushfire overlay removed and drought overlays reduced

1 Minor changes to economic forecasts and overlays prior to COVID-19 are included within portfolio movements for the first half. 2 Includes the reclassification of a ($190m) offset for economic model adjustments from Portfolio movements to Economic forecast and weightings for 3Q20. 3 GDP and Residential property price growth is annual growth to December each year. Unemployment rate forecast is as at year end.

23 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Capital drivers.

CET1[1] capital ratio (% and bps)



10.81
37
(11)
1
5
11.13
Mar-20
Cash earnings
Capital deductions and other
RWA movement
FX translation impact
Sep-20

CRWA[2] sensitivity		Central economic estimate V-shaped recession, mortgage delinquencies 1.5x current levels, business downgrades across a range of sectors	Downside W shaped recovery, mortgage delinquencies 2x current levels, further downgrades
CRWA/ EAD[3]	FY20 Actual	~0.8ppts	~0.8ppts
	FY21	~3ppts	~3ppts
	FY22	~2ppts	~3ppts
CET1[1]	FY20 Actual	~(16bps)	~(16bps)
	FY21	~(64bps)	~(66bps)
	FY22	~(36bps)	~(59bps)

1 Common equity tier 1. 2 Credit Risk Weighted Assets. 3 Credit Risk Weighted Assets / Exposure at Default.

24 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

1 The information on this page contains ‘forward-looking statements’ and statements of expectation reflecting Westpac’s current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect on Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac’s ASX filings, including in its 2020 Full Year Financial Results and 2020 Annual Report, and elsewhere in this presentation. 2 System growth is Westpac Economics forecast for Australian banking system to September 2021. 3 Mortgages refers to the monthly growth rate in Australian housing lending outstanding.

Investor Discussion Pack Fix. Simplify. Perform.

Overview

Strategy

Westpac Group at a glance.

Australia's First Bank.

WBC listed on ASX & NZX

WBK LISTED NYSE

- In its 204th year, Australia's first bank and first company, opened 1817
- Australia's 2nd largest bank and 27th largest bank in the world, ranked by market capitalisation[1]
- Well positioned across key markets with a service-led strategy focused on customers
- Supporting consumers and businesses in Australia and New Zealand
- Unique portfolio of brands providing a range of financial services across consumer, business and institutional banking, and wealth administration
- Capital ratios are in the top quartile globally, with sound credit quality
- Credit ratings[2] AA- / Aa3 / A+
- Continued sustainability commitment[3]

Five operating divisions

Division	Brands
Consumer	Westpac, bankSA, RAMS, st.george, Bank of Melbourne
Business	Westpac, bankSA, st.george, Bank of Melbourne
Westpac Institutional Bank (WIB)	Westpac
Westpac New Zealand	Westpac New Zealand

Specialist Businesses: BT, BT Panorama, Westpac Pacific, ADVANCE Asset Management

Key statistics at 30 September 2020

Customers	14.1m
Australian household deposit market share[4]	21%
Australian mortgage market share[5]	22%
Australian business credit market share[5]	16%
New Zealand deposit market share[6]	18%
New Zealand consumer lending market share[6]	19%
Australian wealth platforms market share[7]	18%

Key financial data for Full Year 2020

Reported net profit after tax	$2,290m
Cash earnings	$2,608m
Expense to income ratio[8]	61.6%
Common equity Tier 1 capital ratio (APRA basis)	11.1%
Return on equity[8]	3.8%
Total assets	$912bn
Total liabilities	$844bn
Market capitalisation[9]	$61bn

1 30 September 2020 Source: S&P Capital IQ, based in US$. 2 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. Moody's Investor Services has Westpac on a stable outlook. S&P Global Ratings and Fitch Ratings have Westpac on a negative outlook. 3 Awarded Silver - DJSI 2020 Year Book, Rated A – MSCI-ESG, Medium ESG Risk Band – Sustainalytics. 4 APRA Banking Statistics, September 2020. 5 RBA Financial Aggregates, September 2020. 6 RBNZ, September 2020. 7 Strategic Insights June 2020. All Master Funds Admin. 8 Cash earnings basis. 9 Based on share price at 30 September 2020 of $16.84.

28 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Results

Cash earnings and reported net profit reconciliation.

Cash earnings[1] policy

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for over 15 years and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for:
  - Material items that key decision makers at the Westpac Group believe do not reflect the Group's operating performance
  - Items that are not normally considered when dividends are recommended, such as the impact of treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

	FY20 ($m)	FY20-FY19 % chg	2H20-1H20 % chg
Cash earnings	2,608	(62)	63
Cash EPS (cents)	72.5	(63)	61
Reported net profit	2,290	(66)	(8)
Reported EPS (cents)	63.7	(68)	(8)

Reported net profit and cash earnings ($bn)


Reported profit
Cash earnings
7.4
7.8
8.0
8.1
8.1
8.1
6.8
6.8
2.3
2.6
FY16
FY17
FY18
FY19
FY20

Reported net profit and cash earnings adjustments ($m)

	FY19	FY20
Reported net profit	6,784	**2,290**
Fair value (gain)/ loss on economic hedges	35	**362**
Ineffective hedges	(20)	**(61)**
Adjustments related to Pendal Group	45	**31**
Treasury shares	5	**(14)**
Cash earnings	**6,849**	**2,608**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to page 110.

29 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

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Results

FY20 cash earnings.

Lower from higher impairment charges and notable items.

	FY20 $m	Change FY20-FY19 %	Change 2H20-1H20 %
Net interest income	17,086	1	(3)
Non-interest income	3,540	(4)	11
Expenses	(12,700)	27	6
Core earnings	7,926	(25)	(10)
Impairment charges	(3,178)	Large	(58)
Tax and non-controlling interests (NCI)	(2,140)	(28)	25
Cash earnings	**2,608**	**(62)**	**63**
Add back notable items (after tax)	2,619	150	(13)
Cash earnings ex-notable items	**5,227**	**(34)**	**19**
Reported net profit	**2,290**	**(66)**	**(8)**

Cash earnings FY20 – FY19 ($m)


Higher insurance claims, lower wealth income and lower fees from fee waivers and reduced activity
Higher risk and compliance spend and costs to support COVID-19 activities
Higher charge to increase provisions for rise in expected loss
6,849
1,047
7,896
(68)
(636)
(591)
(2,384)
1,010
5,227
(2,619)
2,608
Down 34% ex-notable items
Down 62%
FY19
Add back notable items
FY19 ex-notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY20 ex-notable items
Notable items
FY20

Cash earnings 2H20 – 1H20 ($m)


NIM down 12bps from low interest rates and higher liquidity balances
Higher risk and compliance spend, and costs to support COVID-19 activities
Lower from very high charge in 1H20. Provision balances up $366m
993
1,399
2,392
(315)
(3)
(353)
1,298
(184)
2,835
(1,220)
1,615
Up 19% ex-notable items
Up 63%
1H20
Add back notable items
1H20 ex-notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H20 ex-notable items
Notable items
2H20

30 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Notable items in FY20 and FY19.

Results

In FY20 and FY19, the Group raised certain provisions known throughout this document as "notable items" which relate to the following:

AUSTRAC proceedings[1] ($1,442m FY20, nil FY19)

Costs associated with the AUSTRAC proceedings including a $1.3bn provision for a Court approved penalty, legal costs, and costs associated with the Group's response plan

Estimated customer refunds, payments, associated costs and litigation[1] ($440m FY20, $958m FY19)

Additional provisions have been raised for the costs of remediation programs in FY20 including for:

- Businesses provided a business loan instead of a loan covered by the National Consumer Credit Protection Act and the National Credit Code;
- Refunds to superannuation and investment customers not advised of certain corporate actions;
- Refunds to some BT customers where certain wealth fees were inadequately disclosed; and
- Refunds for insurance trail commissions that were incorrectly charged following implementation of Future of Financial Advice reforms

Write-down of goodwill and intangible assets[1]($614m FY20, nil FY19)

Write-down of goodwill associated with our Life Insurance and our Auto Finance businesses, along with a write-down of capitalised software

Asset sales and revaluations[1] ($123m FY20, $83m gain FY19)

This includes the revaluation of Life insurance liabilities and a loss on the sale of our vendor finance business offset a benefit from a revaluation of the Group's holding in Zip Co Ltd

Wealth reset[1] (Nil FY20, $172m FY19)

In 2019 the Group reset its Wealth business, in FY20, no further provisions for this reset were raised

FY20 notable items ($m)	Consumer	Business	NZ[2]	Specialist Businesses	Group Businesses	Group
Net interest income	5	(141)	(7)	-	-	**(143)**
Non-interest income	4	2	(7)	(409)	147	**(263)**
Expenses	(64)	(130)	1	(694)	(1,652)	**(2,539)**
Core earnings	**(55)**	**(269)**	**(13)**	**(1,103)**	**(1,505)**	**(2,945)**
Impairment charges	-	-	-	-	-	**-**
Tax and non-controlling interests	16	81	4	181	44	**326**
Cash earnings	**(39)**	**(188)**	**(9)**	**(922)**	**(1,461)**	**(2,619)**

FY19 notable items ($m)	Consumer	Business	NZ[2]	Specialist Businesses	Group Businesses	Group
Net interest income	(85)	(246)	(13)	-	-	**(344)**
Non-interest income	(2)	(12)	34	(40)	(717)	**(737)**
Expenses	25	(57)	(15)	(30)	(384)	**(461)**
Core earnings	**(62)**	**(315)**	**6**	**(70)**	**(1,101)**	**(1,542)**
Impairment charges	-	-	-	-	-	**-**
Tax and non-controlling interests	29	95	9	23	339	**495**
Cash earnings	**(33)**	**(220)**	**15**	**(47)**	**(762)**	**(1,047)**

1 For further information refer to Westpac's 2020 Full Year Financial Results Announcement. 2 In A$.

31 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

FY20 financial snapshot.

Results

	FY20	Change FY20 - FY19	Change 2H20 - 1H20
Earnings[1]			
Earnings per share (cents)	72.5	(63%)	61%
Core earnings ($m)	7,926	(25%)	(10%)
Cash earnings ($m)	2,608	(62%)	63%
Return on equity (%)	3.8	Large	178bps
Dividend (cents per share)	31	(82%)	-
Expense to income ratio (%)	61.6	Large	Large
Net interest margin (%)	2.08	(4bps)	(10bps)
Credit quality			
Impairment charges to average gross loans (bps)	45	34bps	(35bps)
Impaired assets to gross loans (bps)	40	15bps	10bps
Impaired provisions to impaired assets (%)	41	(4ppts)	(9ppts)
Total provisions to credit RWA (bps)	171	64bps	14bps
Collectively assessed provisions to credit RWA (bps)	154	59bps	14bps

	FY20	Change FY20 - FY19	Change 2H20 - 1H20
Balance sheet			
Total assets ($bn)	911.9	1%	(6%)
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	11.1	46bps	32bps
CET1 capital ratio (Internationally comparable[2]) (%)	16.5	65bps	69bps
CET1 capital ($bn)	48.7	7%	2%
Risk weighted assets (RWA) ($bn)	437.9	2%	(1%)
Average interest-earning assets ($bn)	821.7	3%	2%
Loans ($bn)	693.1	(3%)	(4%)
Customer deposits ($bn)	555.5	6%	2%
Net tangible assets per share ($)	15.67	2%	2%
Funding and liquidity			
Customer deposit to loan ratio (%)	80.1	7ppts	5ppts
Net stable funding ratio (%)	122	10ppts	5ppts
Liquidity coverage ratio[3] (%)	150	23ppts	4ppts
Total liquid assets[4] ($bn)	221.2	30%	11%

1 All measures on a cash earnings basis. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. 3 FY20 includes Term Funding Facility (TFF). 4 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

32 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Improving risk management through the CORE program. Responding to the findings of our CGA assessments. Governance and risk management Background: • Westpac completed a Culture, Governance and Accountability (CGA) self-assessment in 2018 • Implementation of 30 of the recommendations commenced in February 2019 • Following AUSTRAC’s Statement of Claim in November 2019, Westpac conducted a reassessment of the CGA remediation plan to determine whether it is ‘fit for purpose’. This was completed in June 2020 • Program established to respond to the findings of the reassessment with more rigorous prioritisation and oversight – the program is called Customer Outcomes and Risk Excellence (CORE) Program objective Pillars Direction and tone set by Board and Group Executive Improving Customer Outcomes and Risk Excellence (CORE) Clear risk boundaries for decision making Accountable and empowered people What good looks like • Better customer outcomes and proactive risk culture • Clear direction for risk appetite and culture is set by the Board, and risk management and performance is governed with constructive challenge • Clear expectations for culture, governance and accountability set by Executives and they role model behaviours • A transformation in our culture, including risk culture • Our people make decisions within clear risk boundaries • Risk management frameworks, policies and limits are robust, clear and fit for purpose • Risk boundaries are applied consistently and supported by the right data, systems and controls • Our risk team has the skills, experience and confidence to provide the right balance of challenge and insight • People know they are accountable and empowered to own the risks in their role • First Line has capability to manage risks/issues/controls • Decisions and actions are executed with clear authority and boundaries • Individuals respect the right of the accountable person to act but provide input to decisions and speak up if there is unethical or non-compliant behaviour

AUSTRAC proceedings settled.

Governance and risk management

Overview

- In 2018 Westpac self-reported to AUSTRAC a failure to report certain international funds transfer instructions (IFTIs). AUSTRAC subsequently began investigating this and a number of other areas relating to Westpac's financial crime processes, procedures and monitoring
- **20 November 2019** - AUSTRAC commenced civil proceedings against Westpac in relation to alleged contraventions of our obligations under the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (AML/CTF Act) (AUSTRAC proceedings)
- **25 November 2019** - Westpac announced a detailed Response Plan including immediate actions, lifting our standards and protecting people
- **4 June 2020 –** Westpac announced the findings of its internal review into AML/CTF compliance issues, including applying remuneration consequences. Released the Advisory Panel Report into Board governance of AMT/CTF obligations
- **24 September 2020 -** AUSTRAC and Westpac reached an agreement to resolve the AUSTRAC proceedings. The Statement of Agreed Facts and Admissions (SAFA) along with a civil penalty of $1.3 billion for admitted contraventions of the AML/CTF Act. The SAFA acknowledges that Westpac had not:
  - Maintained an AML/CTF program that fully complied with the requirements of the AML/CTF rules;
  - Reported over 19.5 million IFTIs on time;
  - Included all required information about the payer in relation to over 76,000 IFTIs that were reported on time;
  - Passed on all relevant information in relation to ~10,500 IFTIs;
  - Kept appropriate records on over 3.5m IFTIs;
  - Appropriately assessed the risks posed by our correspondent banks; and
  - Appropriately monitored a number of customers' transactions for child exploitation risk.

  While we failed in our obligations, the SAFA acknowledged that the contraventions were not the result of any deliberate intention to breach the AML/CTF Act
- **21 October 2020 –** The Court approved the penalty amount

Our Response to date

1. **Immediate changes**

   Outstanding IFTIs reported to AUSTRAC, closed relevant products, updated transaction monitoring rules and implemented enhanced process oversight

2. **Lifting AML and risk management standards and oversight**
   - Established a Board Legal, Regulatory & Compliance Committee
   - Created a new role reporting to the CEO, Group Executive Financial Crime Compliance and Conduct (Group Executive, FCCC)
   - Westpac's money-laundering reporting officer is now a General Manager
   - Increased risk resources, including adding over 200 additional employees to our financial crime team
   - Appointed Promontory to assess our Financial Crime Program
   - Established an independent Advisory Panel to review Board governance of AML/CTF obligations

3. **Applying consequences**
   - Following completion of internal review we applied ~ $20m of remuneration consequences to 38 individuals. Some individuals had already left the company and as they had no deferred remuneration currently outstanding additional consequences could not be applied

3. **Protecting people:**
   - Established the Safer Children, Safer Communities Roundtable to guide investments to help prevent online child exploitation
   - Developed multi-year funding partnerships with International Justice Mission and Save the Children (Australia) and launched a new Impact Grants program

Further information on the AUSTRAC proceedings, including media releases, the Panel report, and our response plan is available at westpac.com.au/investorcentre

34 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Progressing customer refunds: • Extensive product, process and policy reviews • In 2019 we created a Group remediation hub to create guidelines and reporting to help ensure consistency in remediations across the Group • Over $640 million in remediation payments have been made to ~2.7 million customer accounts Provisions for customer refunds, payments and associated costs: • Provisioned $384 million (after tax) in FY20 for estimated customer refunds, payments and associated costs, including for: − Certain business customers who were provided with business loans where they should have been provided with loans covered by the National Consumer Credit Protection Act and the National Credit Code; − Refunds to customers for insurance trail commissions that were incorrectly charged following implementation of Future of Financial Advice reforms; and − Provisions for customers where certain wealth fees were inadequately disclosed, and for aligned advisor remediation following the completion of further reviews. 1 Excludes provisions and costs associated with litigation.

MFI Share1,2 Net Promoter Score (NPS)2 Consumer WestpacSt.George brandsPeers 29.6% 15.9% WestpacSt.George brandsPeers 3.4 0.1 -1.2 -5.5 -6.9 11.6% Aug-17Feb-18Aug-18Feb-19Aug-19Feb-20Aug-20 Peer 1Peer 2Peer 3Westpac Group Customer numbers (#m) Australian bankingNew ZealandOther WestpacSt.George brandsPeers 5.9 -9.5 -11.4 -11.5 -15.7 Business Aug-17Feb-18Aug-18Feb-19Aug-19Feb-20Aug-20 1.7 1.7 1.7 1.6 1.4 1.4 1.3 1.3 11.1 11.2 11.2 11.2 New Zealand 39 32 28 14 Sep-18Sep-19Mar-20Sep-20 1 Main Financial Institution for Consumer customers. Data at August 2020. 2 Refer page 117 for details of the metric provider. Chart may not add due to rounding. Sep-17Mar-18Sep-18Mar-19Sep-19Mar-20Sep-20

Continued migration to digital. Putting customers in control and reducing cost to serve. Digital transformation Digitally active customers (#m)Accounts with eStatements Sales via digital (%) Digital transactions1 (#m) Number (#m)eStatements (%) 60 5557 42234242 257267 277 4.814.90 4.995.045.09 Up 1% 4952 8.48.9 9.69.810.3 39 38 3737 Up 2% Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 2H181H192H191H202H20 2H181H192H191H202H20 Australian ATMs (#)Australian branches (#) Westpac Red interactions (AI chatbot) Branch OTC2 transactions (#m) 2,542 During FY20 we sold 740 non-branch ATMs to Prosegur 2,2132,1932,133 1,399 1,006971955931929 Conversations (#'000s) Resolved by Red (%) 76 707171 934942 800 20.1 18.617.7 16.5 12.5 Down 24% 127 Down 29% Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 1H192H191H202H20 2H18 1H19 2H19 1H20 2H20 1 Digital transactions include all payments transaction (Transfer Funds, Pay Anyone and BPAY) within Westpac Live and Compass, excl. Corporate Online and Business Banking online. 2 Over the counter.

Customer Service Hub.

Digital transformation

Westpac 1st Party roll-out complete with significant improvements to the customer and banker experience.

Capabilities delivered

Customer access via any channel
Customer applications available across all channels (banker/branch/phone/online)
Sustained improvement in Customer NPS[1]

Banker dashboard
Single point for bankers to view customer information and loan application status

Customer digital upload and application tracker
Customers can upload documents and check loan status at any time
90% track applications online

Simplification assessment/approval for customer & banker
Digitised a number of manual processes

Digital offer and acceptance
Simple, secure loan documents including critical information upfront and one click acceptance
69% of customers accept documents digitally

Settlement
Streamlined digital settlement integrated with land titles registry

Leading to:

Improved customer experience	Increased banker productivity	Lower cost of change	More home ownership needs met at origination	Increased efficiency
50% reduction in customer documents	**25%** reduction in banker time processing	**1.7x to 1.2x** reduction in change costs. Single platform across multiple brands	**10%** more of customers' lifestyle and protection needs met.	**25%** reduction in the cost of mortgage origination

1 Channel NPS for Customer Service Hub loans higher for 6 monthly moving average and September 20 spot results (September 20 spot channel NPS 80 vs legacy 75, brand NPS 47 vs legacy 45). This is an internal measure of NPS based on customer surveys.

38 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Panorama. Supporting advisers and investors. Digital transformation • Best Mobile Platform1 • Highest Planner FUA on Panorama ($m)Investors on Panorama (#) 31,240 67,109 Satisfaction with Mobile Access & App2 • Fastest growing platform3 9,363 12,402 17,041 23,387 24,700 Up 34% 17,608 23,462 32,444 44,314 54,781 Up 51% Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Active advisers on Panorama (#)SMSF funds on Panorama (#) One system for all investors & advisers One core operating system 2,291 2,494 2,827 3,017 9,289 10,981 12,310 Bank connectivity /security BT Panorama’s unique offering SMSFs 1,584 1,775 5,332 6,215 7,204 Digital user experience Up 21% Up 33% Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 1 Investment Trends 2019 and 2018 Platform and Competitive Analysis and Benchmarking Report. 2 Investment Trends 2020, 2019 and 2018 Planner Technology Report. 3 On a rolling 12-month basis, Strategic Insights June 2020 data. 39Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Continued sustainability commitment.

Sustainability

Westpac's sustainability strategy priority areas	FY20 outcomes (unless otherwise stated)
Helping people make better financial decisions	• Delivered a range of financial literacy programs reaching around 1 million individuals, as well as businesses, not for-profit organisations and community groups through Westpac's Davidson Institute in Australia and the Managing Your Money program in New Zealand
Helping people by being there when it matters most to them	• Provided COVID-19 loan deferral packages for 175,000 mortgages and 40,000 businesses in Australia and New Zealand • Helped customers experiencing financial hardship, issuing over 75,000 financial assistance packages • Donated over $1.4 million to community groups and charities, including Financial Counselling Australia, state-based volunteer fire services, Foundation for Rural and Regional Renewal, The Salvation Army and Victorian Bushfire Appeal • Assisted over 24,000 customers including those experiencing vulnerable circumstances such as domestic or family violence
Helping people create a prosperous nation	• Westpac Scholars Trust[1] awarded $3.9 million in educational scholarships to the next 64 Westpac Scholars, bringing the total cohort to 474 • Westpac Foundation[2] job creation grants to social enterprises helped to create over 700 jobs[3] for vulnerable Australians • Increased lending to climate change solutions, taking total committed exposure to $10.1 billion, exceeding our 2020 target of $10 billion • The largest financier of greenfield renewable energy projects in Australia over the past three years[4] • Established the Safer Children, Safer Communities Roundtable of experts in human rights, child safety, online safety, and law enforcement. Developed a work program to make a meaningful impact on child safety and protection, as one of the commitments in our Response Plan to the AUSTRAC proceedings
A culture of doing the right thing	• Reduced average time to resolution for complaints[5] to 6.5 days in Full Year 2020, from 9 days in Full Year 2019 • Resolved 74% Australian banking[6] complaints within five days in Full Year 2020, compared to 68% in Full Year 2019 • Hired 115 new Aboriginal or Torres Strait Islander employees
The fundamentals	• A+ rating for BT's sustainable investment strategy and governance through the Principles for Responsible Investment (PRI) • On track to achieve 100% of electricity supply from renewables by 2025 • Sourced $19.1 million from diverse suppliers, including $5.9 million from Indigenous suppliers • Contributed over $150 million to community investment excluding commercial sponsorships

1 Westpac Scholars Trust (ABN 35 600 251 071) is administered by Westpac Scholars Limited (ABN 72 168 847 041) as trustee for the Westpac Scholars Trust. Westpac Scholars Trust is a private charitable trust and neither the Trust nor the Trustee are part of Westpac Group. Westpac provides administrative support, skilled volunteering, and funding for operational costs of the Westpac Scholars Trust. 2 Westpac Foundation is administered by Westpac Community Limited (ABN 34 086 862 795) as trustee for Westpac Community Trust (ABN 53 265 036 982). The Westpac Community Trust is a Public Ancillary Fund, endorsed by the ATO as a Deductible Gift Recipient. None of Westpac Foundation, Westpac Community Trust Limited nor the Westpac Community Trust are part of Westpac Group. Westpac provides administrative support, skilled volunteering, donations and funding for operational costs of the Westpac Foundation. 3 Jobs created through the Westpac Foundation job creation grants to social enterprises are as at 30 June 2020. 4 IJGlobal, September 2020. 5 Group Internal Dispute Resolution complaints excluding WIB. 6 Australian Banking includes Consumer and Business divisions products, except wealth management and insurance.

40 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Climate change solutions1 exposure (% of TCE) at 30 September 2020 Electricity generation exposure (% of TCE)2 at 30 September 2020 Our lending to electricity generation in Australia and New Zealand (%) 4.4 3.6 1.9 1.6 42.3 Green buildings Renewable energy 2.80.6 6.4 Renewable energy 80% 70% 60% 11.7 TCE $10.1bn Low carbon transport Adaptation infrastructure Forestry Waste 15.6 TCE $4.3bn 74.6 Gas Black coal Brown coal Liquid fuel 50% 40% 30% 20% Renewable 34.5 Other 10% 0% Non-renewable FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 Climate change solutions exposure ($bn, TCE) 9.19.3 10.1 Emissions intensity (tCO2-e/MWh)2,3 at 30 September 2020 Westpac electricity generation portfolio National electricity market (NEM) benchmark 4 Mining exposure ($bn, TCE) Sep-19Mar-20Sep-20 10.510.3 7.0 2020 target: below 0.30tCO₂-e/MWh 0.860.82 9.0 0.36 0.750.72 0.280.260.26 6.1 6.3 5.7 3.6 3.3 2.8 0.8 0.7 0.5 Sep-17Sep-18Sep-19Sep-20 FY17FY18FY19FY20 TotalNon-fossil fuel Oil and gas Coal - thermal & metallurgical 5 For further information see Westpac’s 2020 Annual Report and Sustainability Performance Report. 1 Climate solutions definition is available in our Sustainability Performance Report glossary. 2 Exposures in WIB only. TCE is total committed exposure. 3 Australia only. NEM benchmark is sourced from Australian Energy Market Operator. 4 Target surpassed in 2018, 2019 and 2020. 5 Thermal coal mining ~ 58% of coal mining exposure (WIB only).

Climate-related disclosures – scenario analysis.

Sustainability

Alignment with the TCFD

- Westpac continues to integrate the consideration of climate-related risks and opportunities into its operations. This includes alignment with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD)
- Climate change-related risks are managed within the Group's risk management framework

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

Transition risk – key points

- Westpac assessed potential transition risks (policy, legal, technology and market changes related to climate change)
- Analysis focused on our current Australian Business and Institutional lending[1] and exposure to sectors that are likely to face growth constraints under 1.5-degree and 2-degree scenarios[2]
- Approximately 1.9% of current Australian Business and Institutional lending is exposed to sectors that by 2030, are likely to experience higher risk in a transition to a 1.5-degree economy
- Approximately 0.9% current Australian Business and Institutional lending is exposed to sectors that by 2030, are likely to experience higher risk in a transition to a 2-degree economy

Australian mortgage portfolio physical risk

4 degree scenario

Share of current portfolio exposed to higher physical risk (%)
Data presented shows the share of current exposure to postcodes that may experience higher physical risk at 2050 under our IPCC RCP 8.5 Scenario[2]


1.7%

Physical risk – key points

- Along with the Group's commitment to the Paris Climate Agreement, Westpac continues to assess the resilience of its Australian mortgage portfolio to physical risks in line with TCFD recommendations
- Westpac assessed potential physical risks[3] (financial impacts of changes in climate patterns and extreme weather events)
- Focused on the Australian mortgage portfolio and exposure to postcodes that may face increased physical risk under a 4-degree scenario[2]
- Approximately 1.7% of the current Australian mortgage portfolio is in postcodes which by 2050, may be exposed to higher physical risk under a 4-degree scenario

1 Australian Business and Institutional lending, excludes retail, sovereign, and bank exposures. 2 For further information see Westpac's Sustainability Performance Report. 3 Five natural perils were assessed: inundation, soil contraction, floods, wind and cyclones, and bushfires.

42 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Earningsdrivers

Composition of lending and deposits. Lending 3% lower and deposits up 6% over the year. Revenue Composition of lending (% of total) Gross loans ($bn) +1% in NZ$ Australian mortgage lending3 ($bn) 2 Aust. mortgages 12 Aust. business 718.4 724.9 (5.5)(3.8) (12.4) (3.3)(1.2) 698.7 33 449446 (38) 441 8 1363 Aust. institutional Aust. other consumer New Zealand Down 4% 1 Down 1% Down 2% Sep-19 Mar-20 Consumer Business WIB New Zealand Other2 Sep-20 Sep-19 Mar-20 New lending Net run off Sep-20 Composition of deposits (% of total) Customer deposits ($bn) +3% in NZ$ Australian mortgage offset ($bn) Term deposits 29 38 Savings 524.5 543.8 10.99.7 (7.1)(1.6)(0.2) Up 2% 555.5 40.141.041.8 43.0 46.7 Up 6% Up 9% 1 33 Up 12% Sep-19 Mar-20 Consumer Business WIB New Zealand Other2 Sep-20 1 In A$. 2 Includes Group Businesses and Specialist Businesses. 3 Gross loans.

Net interest margin. Down 13bps excluding Treasury & Markets and notable items. Revenue Net interest margin (NIM) movement (%) Treasury & Markets impact on NIMNIM excl. Treasury & Markets Net interest margin (%) NIMNIM excl. Treasury & Markets 2.132.13 0.090.12 3bps2.16 0.12 5bps (1bps) (7bps) (3bp) (7bps) 1bp2.04 0.13 (1bp) 2.03 0.13 Restated for adoption of AASB 9 and 15 2.03 1.90 1H162H161H172H171H182H181H192H191H202H20 2.042.012.04 2H19 1H20 Add back notable items 1H20 ex-notable items Short term wholesale funding Loans Customer deposits Capital & other Liquidity Treasury & Markets 2H20 ex-notable items Notable items 2H20 1.911.90 Net interest margin by division (%) Ex notable NIMitems Ex notable NIMitems Ex notable NIMitems Consumer Business WIB NZ 2.252.28 3.183.30 1.581.58 2.092.12 2.332.33 3.053.20 1.461.46 2.062.07 2.412.41 2.932.98 1.231.23 1.891.90

Non-interest income contributors ($m)Net fee income (ex notable items) ($m) FeesWealth and insuranceTradingOther Facility feesNet transaction feesOther non-risk fee income 1,714 1,988 Down 16% 16 1,675 Up 11% 1,865 991947 Down 5% Down 9% 464 323 101 443 700 10251 429499 481278 902 10610161823 120 510491469 344 826829755837 375355372359 1H192H191H202H20 1H192H191H202H20 Wealth management income (ex notable items) ($m)Insurance income (ex notable items) ($m) Funds AustraliaOther (incl NZ) LifeGeneralLMI and NZ 525527 Down 20% Down 9% 233 71 275 75 Down 49% 140 Up 74% 244 66 9397 422386 66 30 1067261 432430392320 146 94112117 1H192H191H202H20 . (44) 1H192H191H202H20

Expense movements FY20 – FY19 ($m) FTE (#) 10,031 (461) 9,570 (169) 15945414710,161 2,53912,700 Up 11% 471189 36,849 Ongoing expenses Notable items Sep-19 Other Sep-20 Investment spend ($m) FY18 FY19 FY20 Expensed 583 608 680 Capitalised 881 898 1,040 Total investment spend 1,464 1,506 1,720 Investment spend expensed 40% 40% 40% Capitalised software ($m) FY18 FY19 FY20 Opening balance 1,916 2,177 2,365 Additions 882 906 1,035 Amortisation (618) (694) (799) Other1 (3) (24) (171) Closing balance 2,177 2,365 2,430 Average amortisation period 3.1yrs 3.1yrs 2.7yrs Other deferred expenses Deferred acquisition costs 71 61 52 Other deferred expenses 29 29 31 FY19 reported Notable items FY19 ex-notable items COVID-19 response Risk and compliance (RC) Investments ex RC FY20 ex-notable items FY20 reported Risk and compliance (RC) COVID-19 response Projects ex RC Insourcing Growth and productivityRisk and compliance Other technology 1,4641,506 197219 1,720 250 377503806 890784664 FY18FY19FY20 1 Includes write-offs, impairments and foreign exchange translation.

Impairment charges ($m) Individually assessedCollectively assessed New individually assessed 351 283 Institutional – driven by small number of large corporate exposures Business division – exposures across several sectors Write-backs and recoveries (170) (147) Mainly write-backs in Business division and recoveries in Consumer division Total individually assessed181136 Impairment charge ($m)1H20 ($m)2H20 ($m)Drivers of 2H20 charge 170 New IAPs 351 283 Write-backs & recoveries Write-offs direct 535 438 438 Other mvmts in CAP 1,619 366461 2,238 940 Individually assessed 2H19 1H20 2H20 2H19 1H20 2H20 2H19 1H20 2H20 2H19 1H20 2H20 2H19 1H20 2H20 (74) Impairment charges and stressed exposures (bps) 80 Impairment charge to average loans annualised (lhs) 500 Collectively assessed Stressed exposures to TCE (rhs) 60 40 20 0 27bps 191bps Write-offs 438 438 Mainly Australian unsecured portfolios Other movements in CAP 1,619 366 Updated economic forecast (no change to scenario weights) (-$88m) Increased overlays (+$15m) Portfolio & other movements (+$439m) Total collectively assessed2,057804 Total impairment charge2,238940 300 200 100 0 200820102012201420162H172H182H192H20

COVID-19 deferral packages

Australian mortgage support for customers1. Deferral packages reducing as customers return to repayments. COVID-19 Mortgage deferral packages1 ($bn and % by balances ) Mortgage deferral package new requests2 (%) 7.0% 54.6 30.4 19.2 100% 66 31 3 Returned to repayment 4-month extension to 2021 Restructured or hardship 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% Melbourne lockdown Stage 3Melbourne lockdown Stage 4 Total deferrals provided since March 2020 Balance at 31 July 2020 Balance at 19 October 2020 Deferrals expired after 21-Mar-20 4-Apr-20 18-Apr-20 2-May-20 16-May-20 30-May-20 13-Jun-20 27-Jun-20 11-Jul-20 25-Jul-20 8-Aug-20 22-Aug-20 5-Sep-20 19-Sep-20 3-Oct-20 17-Oct-20 at 19 October 2020 Australian mortgage portfolio by State (% of total by balances) Westpac Group portfolioMortgages in deferral1 Mortgage deferral package extension rates1 (%) Deferred loan balances that have expired and where an additional 4-month extension to 2021 has been provided, by State 4139 37 27 16 13 877 4 NSW & ACTVIC & TASQLDWASA & NT 38Total Australia 32extension rate 31% 22 18 NSWVICQLDWA 1 Mortgage deferral package data at 19 October 2020. Based on product information, not APRA EFS definition. 2 Shows 7 day moving average as % of total approved by deferral request date.

COVID-19

Australian mortgage support for customers.

Borrower characteristics.

	Total mortgage portfolio at 30 September 2020[1]	Mortgage deferral packages outstanding[1] at 19 October 2020
Number of accounts	1.6m	**48k**
Balances	$441bn	**$19bn**
Owner-occupier	60%	**63%**
Principal & interest	76%	**80%**
Variable rate / Fixed rate	72% / 28%	**69% / 31%**
High risk industries[2,3]	14%	**19%**
Metropolitan	84%	**87%**
Weighted average seasoning[4]	53 months	**61 months**
Receiving Job Seeker[5]	2%	**6%**

Mortgages in deferral[1] by dynamic LVR[6] and paid ahead[7] (% by balance)



<3 months ahead
>3 months and <1 year ahead
>1 year ahead
34
7
4
23
42
4
4
34
15
1
1
13
9
0.3
1
8
0-60
61-80
81-90
>90

Mortgages in deferral[1,3] by employment sectors (% by balance)



Elec, Gas & Water 0
Agri, Forestry & Fishing 1
Mining 1
Non-working 2
Govt & Defence 2
Education 2
Cultural & Recreational Services 3
Wholesale Trade 3
Personal & Other Services 3
Manufacturing 3
Property & Business Services 3
Accom.,Café & Restaurants 4
Transport & Storage 4
Construction 6
Health & Community Services 8
Retail Trade 9
Communication 9
Finance & Insurance 11
Professional Services8 27

1 As at 19 October 2020. Based on product information and not APRA EFS definition. 2 Retail trade, Accommodation, Café & Restaurants, Transport & Storage, Cultural and Recreational services. 3 Excludes RAMS. 4 Weighted average number of months between the current reporting date and the date on which individual loans were originated. 5 Receiving JobSeeker payments in September 2020 through a Westpac or St.George account. Westpac and St.George transactional accounts apply to approximately 61%. Excludes RAMS. 6 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance as at 30 September 2020, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 7 Paid ahead rates include offset account balances. 8 Professional services includes legal, information technology, business administration and consulting services.

51 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Borrower repayment buffers. Australian housing dynamic loan-to-value ratios2 (LVRs) (%) Total mortgageMortgage deferral portfolio atpackages 30 September 2020outstanding1 at 19 October 2020 Number of accounts1.6m 48k Balances$441bn $19bn Average loan size$275k $401k More than 3 months ahead on repayments43% 22% Weighted average dynamic LVR2 56% 67% Loans in negative equity (dynamic LVR >100%)2% 3% 51 34 24 18 161715 10 42 2132 Australian mortgage portfolio (% by balances) 1 Mortgages in deferralTotal portfolio 0<=6060<=7070<=8080<=9090<=9595<=100>100 Australian mortgage customers repayment buffers3 (% by balances) 1 35 30 25 20 15 1510 31 31 24 1918 15 11 37Mortgages in deferralTotal portfolio 30 27 24 18 108 5 51 3 0 810 10 4 12 <=100k>100k <=200k >200k <=300k >300k <=500k >500k <=750k >750k <=1mm >1mm BehindOn time< 1 Mth< 3 Mths < 6 Mths< 1 Yr< 2 Yrs> 2 Yrs 1 As at 19 October 2020. Based on product information and not APRA EFS definition. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 3 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due.

COVID-19

Support for Australian small businesses[1].

Support provided to Australian business customers

Repayment relief packages approved	• Over 32,900[2] small business customers • Over $9.5bn lending (15% of the business portfolio)
Business customers approved for unsecured/ SME Government Guarantee Loans	• 2,519 customers approved • Approx. $300m lending
Merchant accounts with facility fees refunded	• Over 319,000 accounts • Approx. $16m fees refunded

Australian business portfolio by State (% of total)


Westpac Group Business Lending Portfolio
Business portfolio in deferral[1]
40
34
24
27
18
22
11
9
8
8
NSW & ACT
VIC & TAS
QLD
WA
SA & NT

Business deferral packages[1] ($bn)


9.5
9.3
0.1
0.1
(8.1)
1.4
Customer check-ins
• $8.1bn expired packages
• Customer check-ins in progress
Total deferrals provided since March 2020
Balance at 31 July 2020
New
Granted extension to 2021
Expired (reached end of 6m deferral)
Balance at 18 Oct 2020

1 As at 18 October 2020. Business customers includes SME <$3m, Commercial customers up to $10m and auto finance. Analysis is based on total committed exposures. Based on internal product information and not APRA EFS definition. For eligibility and terms and conditions, refer to the Westpac website www.westpac.com.au. 2 Customers may have multiple accounts. Repayment relief provided to over 78,000 accounts.

53 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Support for Australian small businesses[1,2]

COVID-19

Borrower characteristics.

	Total business[1] portfolio at 30 Sep 2020	Total business deferral packages provided at 18 October 2020[1,2]
Total number of accounts	380k	79k (21%)
Total committed exposure (TCE)	$61bn	$10bn (17%)
High risk industries[3]	34%	44%
CBD proportion[4]	3%	5%
Melbourne CBD	1%	2%
Fully secured Partially secured Unsecured	59% 33% 8%	45% 48% 8%
Relationship managed	97%	89%
Receiving Job Keeper (Westpac transactional accounts[5])	42%	58%
Cash flow stable or higher vs same time last year[5]	55%	51%
Cash flow reduced by >30%[5]	17%	18%
Making repayments in full	95%	11%

Repayment relief approvals by industry[1,2] (%)


26
11
2
15
11
8
5
9
5
6
2
Property and property services
Retail and wholesale trade
Agriculture
Finance and professional services
Other services
Construction
Manufacturing
Accommodation and hospitality
Transport and storage
Healthcare
Education

Total business TCE[1] by industry (%)


24
11
13
14
7
9
7
5
4
5
2
Property and property services
Retail and wholesale trade
Agriculture
Finance and professional services
Other services
Construction
Manufacturing
Accommodation and hospitality
Transport and storage
Healthcare
Education

1 Business customers includes SME <$3m, Commercial customers up to $10m and auto finance. Analysis is based on total committed exposures. Charts may not add to 100 due to rounding. 2 Refers to total deferral packages provided at 18 October 2020. 3 High risk industries predominately include sub-sectors within property, property services construction, accommodation and hospitality and retail trade. 4 CBD includes Canberra, Sydney, Melbourne, Darwin, Brisbane, Adelaide, Hobart and Perth. 5 Westpac transactional accounts available for approximately 89% of accounts on a weighted basis.

54 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Total Total mortgageMortgage mortgagedeferral deferral portfoliopackagespackages at 30 Sepprovidedoutstanding 2020at 19 Oct 2020at 19 Oct 2020 Number of accounts370k29.1k % of total portfolio8% 9.4k 3% Balances (NZ$bn)$55bn$6.5bn % of total portfolio12% $2.4bn 4% Owner-occupier75%83% 79% Principal & interest87%95% 92% More than 3 months ahead on66%21% repayments 13% Weighted average dynamic LVR60%62% 62% 100% 6.5 5.9 2.4 91% Returned to Payment Extension to 2021 Restructured 9%1% Total deferrals provided since March 2020 Balance at 31 July 2020 Balance at 19 October 2020 Deferrals expired after 6 months (%) at 19 October 2020 Chart may not add due to rounding. Mortgage deferral packages by dynamic LVR2 (% of total) 1 30% - 60% As at 19 October 2020 • 74% of accounts (NZ$4.5bn balances) have reached the end of their initial six month deferral54 • Most have returned to paying with $0.5bn of balances granted an extension 61% - 80% 42 81% - 90% >90% 1 At 19 October 2020. 2 At 30 September 2020.

Support for New Zealand businesses[1].

COVID-19

New Zealand Business Loans	Total business portfolio at 30 Sep 2020	Total business deferral packages provided at 19 Oct 2020	Business deferral packages outstanding at 19 Oct 2020	
Number of accounts	23.5k	7.3k	0.6k	2%
TCE (NZ$bn)	$23.0bn	$2.0bn	$0.1bn	1%
Relationship managed	91%	79%	89%	
High risk industries[2]	7%	15%	14%	

Other business customer support[4]	Business portfolio at 19 Oct 2020	Business support packages outstanding at 19 Oct 2020
Business support loans provided[5] (#)	175	174
Loan accounts assisted[6] (#)	9.8k	3.1k
TCE of loan accounts assisted (NZ$bn)	$5.8bn	$3.9bn
Temporary Overdrafts established (#)	3.9k	0.3k
Temporary Overdrafts established (NZ$bn)	$319m	$35m

Business customer support by industry[3] (%)



17
13
11
10
9
9
8
7
4
4
4
4
1
0
Agriculture, Forestry and Fishing
Transport, Postal and Warehousing
Rental, Hiring and Real Estate Services
Accommodation and Food Services
Manufacturing
Professional, Scientific and Technical Services
Wholesale Trade
Retail Trade
Electricity, Gas, Water and Waste Services
Health Care and Social Assistance
Other
Construction
Education and Training
Financial and Insurance Services

Total business TCE by industry[3] (%)



36
13
8
7
7
5
5
4
3
3
3
2
2
1
Agriculture, Forestry and Fishing
Manufacturing
Transport, Postal and Warehousing
Wholesale Trade
Other
Professional, Scientific and Technical Services
Rental, Hiring and Real Estate Services
Retail Trade
Health Care and Social Assistance
Electricity, Gas, Water and Waste Services
Construction
Accommodation and Food Services
Education and Training
Financial and Insurance Services

1 Excludes institutional customers. 2 Hospitality, Accommodation and Tourism sectors. 3 Data at 19 October. Charts may not add to 100 due to rounding. Excludes null or blank industry codes. 4 Refers to other support that has been provided to customers. All loans noted here undergo our normal credit assessment process. 5 Loans provided that are covered by 80% government guarantee. 6 Includes loans that have had term extensions.

56 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Creditquality andprovisions

Provisions for impairments Sept-19 Mar-20 Sep-20 Loan provisions to gross loans (bps) 54 80 88 Impaired asset provisions to impaired assets (%) 45 50 41 Collectively assessed provisions to credit RWA (bps) 95 140 154 Overlay 2 Stage 1 CAP Collectively assessed provisions to credit RWA (bps) 154 139144128 Stage 2 CAP Stage 3 CAP Collectively assessed provisions (Pre 2019) Individually assessed provisions (Stage 3) 3,9953,922 5,788 795 1,019 6,159 3 708 1,032 WestpacPeer 1Peer 2Peer 3 3,332 388 3,602 389 3,1193,053 229171 766818 2,247 30 Sep 202030 Sep 2020 30 Jun 2020 30 Jun 2020 323301 2,317 Expected Credit Loss (ECL)1($m) Currently holding ~$1.4bn in impairment provisions above the base case economic scenario 8,315 2,275 2,344 2,3162,330 1,6421,578 1,561 6,132 4,750 925943 669869480422433 1,051 412606611 Reported probability-100% base case ECL100% downside ECL Sep-15Sep-16Sep-17Sep-18Mar-19Sep-19Mar-20Sep-20 weighted ECL AASB 139 AASB 9 1 Includes ECL overlays and IAP. Excludes provisions for debt securities. 2 Overlay for Mar-20 and Sep-20 includes New Zealand overlay. 3 Excludes provisions for debt securities at fair value through other comprehensive income.

Provision cover by portfolio category.

Credit quality

Exposures as a % of TCE


Fully performing portfolio
Non-stressed but significant increase in credit risk
Watchlist & substandard
90+ day past due and not impaired
Impaired
95.66
95.77
95.72
92.10
3.24
3.03
2.96
5.99
0.50
0.55
0.62
0.85
0.43
0.48
0.50
0.80
0.17
0.17
0.20
0.26
Mar-19
Sep-19
Mar-20
Sep-20
Stage 1 lower as more customers migrated to Stage 2
Stage 2 exposures increased, from movement from Stage 1 in line with staging methodology change and TCE associated with overlays
Stage 3 exposures increased, from net transfers to Stage 3 from Stages 1 and 2, mainly mortgages

Provisioning to TCE (%)

	Mar-19	Sep-19	Mar-20	Sep-20
Stage 1 provisions				
Fully performing portfolio				
Small cover as low probability of default (PD)	0.09	0.09	0.12	**0.11**
Stage 2 provisions				
Non-stressed but significant increase in credit risk				
Lifetime expected loss based on future economic conditions	4.18	4.32	6.78	**3.41**[1]
Watchlist & substandard				
Still performing but higher cover reflects deterioration	5.59	5.27	10.67	**8.25**
Stage 3 provisions				
90+ day past due and not impaired				
In default but strong security	12.34	11.07	11.61	**11.98**
Impaired assets				
In default. High provision cover reflects expected recovery	45.74	44.92	50.09	**41.45**

1 Movement in coverage ratio reflects staging methodology changes: loans and credit commitments associated with overlay ECL and Forward Looking SICR components were transferred to Stage 2 to ensure alignment of ECL and loans and credit commitments.

59 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Asset composition (%)Loan composition at 30 September 2020 (% of total) Total assets ($912bn) Sep-18 Sep-19 Sep-20 Loans 81 79 76 Investment securities 7 8 10 Trading securities and financial assets at fair value through income statement 3 4 4 Derivative financial instruments 3 3 3 Cash and balances with central banks 3 2 3 Collateral paid and other financial assets 1 1 1 Intangible assets 1 1 1 Life insurance assets and other assets 1 2 2 Total loans 71 $693bn 10 2 Housing Business Institutional Other consumer Exposure by risk grade at 30 September 2020 ($m) 1 Risk grade equivalent. 2 Exposure by booking office.

Loan portfolio composition.

Credit quality

Exposures at default[1] by sector ($bn)



Finance & insurance[2]
Government admin. & defence[3]
Property
Wholesale & retail trade
Manufacturing
Property services & business services
Services
Agriculture, forestry & fishing
Transport & storage
Utilities
Construction[4]
Accommodation, cafes & restaurants
Mining
Other
Sep-19
Mar-20
Sep-20
0 20 40 60 80 100 120 140

Top 10 exposures to corporations and NBFIs[5] (% of TCE)



The single largest corporation/NBFI exposure is 0.3% of TCE
1.1 1.2 1.3 1.1 1.2 1.0 1.1 1.0 1.0 1.0 1.1
Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 Mar-20 Sep-20

Top 10 exposures to corporations & NBFIs at 30 September 2020 ($m)



S&P rating or equivalent
A+
BBB+
BBB-
A-
BBB+
BB
BBB+
A
A-
A-
Clearing house membership
0 600 1,200 1,800 2,400 3,000

1 Exposures at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 NBFI is non-bank financial institutions.

61 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Stressed exposures as a % of TCEMovement in stress categories (bps) Watchlist and substandard •Downgrades following review of Business Lending customers deemed to be at high risk 90+ days past due and not impaired1 •Rise in mortgage 90+ delinquencies of 63bps2 Impaired •Migration to impaired mostly from small business and institutional portfolios 6 301 2.07 2.17 Sep-19 Impaired 90+ dpd not impaired 1 Substandard Watchlist Mar-20 Impaired 90+ dpd not impaired 1 Substandard Watchlist Sep-20 1.24 1.60 0.85 1.24 0.99 1.20 1.051.081.10 1.20 1.32 0.62 0.85 New and increased gross impaired assets ($m)3 1,194 1,078 0.46 0.35 0.31 0.71 0.26 0.54 0.65 0.33 0.560.55 0.55 0.50 0.430.480.50 0.80 997 958 708 609 607 633 477 589 440 471 450 519 550 897 864 0.670.58 0.44 0.25 0.340.39 Sep-10 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19 1H20 2H20

Corporate and business stressed exposures by industry sector ($bn) 2.0 1.8 1.6 1.4 1.2 1.0 0.8 0.6 0.4 0.2 Wholesale & retail trade Manufacturing Sep-19Mar-20Sep-20 5Accommodation 11 Pubs, taverns & bars 13 Cafes & restaurants 71 Clubs Property Accommodation, cafes & restaurants Agriculture, forestry & fishing Property & business services Services1 Construction Transport & storage Mining Finance & insurance Utilities Sector retail tradeProperty Accomm., cafes & restaurants Agriculture, forestry & fishing Property & business services ServicesManufacturing Construction Transport & storageMining Finance & InsuranceUtilities 1H20 (%)5.61.84.66.93.23.22.64.02.61.3 0.10.2 2H20 (%)6.22.816.06.65.14.03.55.83.12.3 0.20.2 1 Services includes education, health & community services, cultural & recreational services and personal & other services.

Credit quality

Sectors in focus.

Accommodation, cafes & restaurants and Construction.

Accommodation, cafes and restaurants

	Sep-19	Mar-20	Sep-20
Total committed exposures (TCE)	$9.6bn	$9.7bn	$9.8bn
Lending	$8.6bn	$8.7bn	$8.5bn
As a % of Group TCE	0.92	0.90	0.92
% of portfolio graded as stressed[1,2]	4.3	4.6	16.0
% of portfolio impaired[2]	0.3	0.4	0.7

Portfolio security composition (TCE) (%)[3]


8
24
68
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)


7
24
37
32
Accommodation
Pubs, Taverns and Bars
Cafes and Restaurants
Clubs (Hospitality)

Construction

	Sep-19	Mar-20	Sep-20
Total committed exposures (TCE)	$11.6bn	$11.7bn	$11.5bn
Lending	$8.5bn	$8.5bn	$7.9bn
As a % of Group TCE	1.11	1.08	1.09
% of portfolio graded as stressed[1,2]	3.8	4.0	5.8
% of portfolio impaired[2]	0.8	0.9	1.6

Portfolio security composition (TCE) (%)[3]


17
34
49
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)


25
24
7
13
16
6
9
Building Construction
Non-Building Construction
Site Preparation Services
Building Structure Services
Installation Trade Services
Building Completion Services
Other Construction Services

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Fully secured: Secured loan to collateral value ratio ≤ 100%, Partially secured: Secured loan to collateral value ratio > 100%, but ≤ 150%, Unsecured: Secured loan to collateral value ratio > 150%, or no security held.

64 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Sectors in focus. Commercial property. Credit quality Commercial property Sep-19Mar-20Sep-20 Total committed exposures (TCE)$66.9bn$67.6bn$65.9bn Lending$51.7bn$52.7bn$51.9bn Commercial property as % of TCE (lhs) As a % of Group TCE6.376.256.22 410 Median risk grade (S&P equivalent)BB+BB+BB+ 25 % of portfolio graded as stressed1,2 1.611.842.83 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 % of portfolio impaired2 0.150.110.16 Commercial property portfolio composition (TCE) (%) Region (%) 23 NSW & ACT VIC Borrower type (%) 14 Investors & Developers <$10m Sector (%) 8Commercial offices 9 QLD 459SA & NT WA 2NZ & Pacific Institutional Developers >$10m 42 Investors >$10m 37 Diversified Property 7Groups and Property Trusts >$10m 34Residential 11Retail Industrial 21Corporate 17 Other 1 Includes impaired exposures. 2 Percentage of commercial property portfolio TCE. 65Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Sectors in focus. Mining and Manufacturing. Credit quality Mining (inc. oil and gas) Portfolio by sub-sector (TCE) (%) Sep-19Mar-20Sep-20 Total committed exposure (TCE) $10.5bn $10.3bn $9.0bn Lending $5.5bn $5.8bn $5.1bn As a % of Group TCE 1.00 0.95 0.85 Median risk grade (S&P equivalent) BBB BBB BBB-% of portfolio graded as stressed1,2 0.99 1.25 2.26 % of portfolio impaired2 0.16 0.16 0.49 5 932 Oil and gas Other metal ore Iron ore Coal Manufacturing Sep-19Mar-20Sep-20 Portfolio by region (TCE) (%)Portfolio by sub-sector (TCE) (%) Food, Beverage and Tobacco Total committed exposures (TCE)$30.6bn$30.0bn$25.6bn Lending$18.2bn$19.0bn$14.4bn 14Asia Australia 14 5 26Metal Product 18Non-Metallic Mineral Product As a % of Group TCE2.992.772.41 7 % of portfolio graded as stressed1,2 1.922.583.50 % of portfolio impaired2 0.180.591.18 New Zealand6 54North America9 13 Petroleum, Coal, Chemical and Associated Product Printing, Publishing and 20Recorded Media Textile, Clothing, Footwear Other 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 66Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Credit quality

Sectors in focus.
Retail trade.

Retail trade

	Sep-19	Mar-20	Sep-20
Total committed exposures (TCE)	$16.0bn	**$15.5bn**	**$15.0bn**
Lending	$11.6bn	**$11.1bn**	**$9.5bn**
As a % of Group TCE	1.52	**1.43**	**1.41**
Median risk grade	BB equivalent	**BB equivalent**	**BB equivalent**
% of portfolio graded as stressed[1,2]	6.05	**6.70**	**7.26**
% of portfolio impaired[2]	1.30	**1.44**	**1.84**

Retail trade exposure by sub-sector (TCE) ($bn)


Sep-19
Mar-20
Sep-20
7.0 7.0 7.0
4.8 4.6 4.4
4.2 3.8 3.6
Personal and household goods retailing
Motor vehicle retailing and services
Food retailing

Retail trade portfolio graded as stressed (%)


Rising stress reflects challenging economic conditions, in particular the impact of lower new car sales on motor vehicle retailing
3.02
4.67
4.84
5.43
6.05
6.70
7.26
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20

Retail trade by internal risk grade category (TCE) ($bn)


Investment
Sub-investment
Stressed
7.0
7.0
4.6
4.4
3.8
3.6
Mar-20
Sep-20
Mar-20
Sep-20
Mar-20
Sep-20
Personal and household good retailing
Motor vehicle retailing and services
Food retailing

1 Includes impaired exposures. 2 Percentage of retail trade portfolio TCE.

67 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Credit quality

Sectors in focus.

Services and Transport & Storage.

Services

	Sep-19	Mar-20	Sep-20
Total committed exposures (TCE)	$22.4bn	**$23.2bn**	**$23.6bn**
Lending	$15.3n	**$15.8bn**	**$14.9bn**
As a % of Group TCE	2.13	**2.14**	**2.22**
% of portfolio graded as stressed[1,2]	3.7	**3.2**	**4.0**
% of portfolio impaired[2]	0.3	**0.3**	**0.6**

Portfolio security composition (TCE) (%)[3]


47
30
23
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)


18
43
19
20
Education
Health & Community Services
Cultural & Recreational Services
Personal & Other Services

Transport & Storage

	Sep-19	Mar-20	Sep-20
Total committed exposures (TCE)	$17.8bn	**$19.1bn**	**$16.5bn**
Lending	$11.2bn	**$13.0bn**	**$10.6bn**
As a % of Group TCE	1.70	**1.76**	**1.56**
% of portfolio graded as stressed[1,2]	2.5	**2.6**	**3.1**
% of portfolio impaired[2]	0.4	**0.4**	**0.9**

Portfolio security composition (TCE) (%)[3]


67
17
16
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)


11
4
9
1
8
48
12
7
Road Freight Transport
Road Passenger Transport
Rail Transport
Water Transport
Air and Space Transport
Services to Transport
Other Transport
Storage

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Fully secured: Secured loan to collateral value ratio ≤ 100%, Partially secured: Secured loan to collateral value ratio > 100%, but < 150%, Unsecured: Secured loan to collateral value ratio > 150%, or no security held.

68 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Australian consumer unsecured lending portfolio1Australian consumer unsecured 90+ day delinquencies (%) Sep-19Mar-20Sep-20 Lending$19.5bn$18.4bn$15.7bn 2.50 30+ day delinquencies (%)3.684.223.62 90+ day delinquencies (%)1.771.972.09 1.50 1.77 2.09 90+ day delinquencies up 32bps over the year, reflecting 41bps increase from balance sheet contraction, offset by 9bps in underlying portfolio improvement. 0.50 Mar-18Sep-18Mar-19Sep-19Mar-20Sep-20 Australian consumer unsecured portfolio ($bn)1Australian consumer unsecured portfolio ($bn) 8.7 8.3 Sep-19Mar-20Sep-20 2% of Group loans 25 19.5 18.4 20 15.7 15 10 Unsecured performing loans balance ($bn lhs) Unsecured 90+ day delinquencies balance ($bn rhs)3 2 6.8 4.1 3.8 3.0 6.7 6.3 5.91 5 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 May-20 Jul-20 Sep-20 Credit cardsPersonal loansAuto loans (consumer) Total consumer unsecured 1 Does not include Margin Lending.

Australian mortgage delinquencies: impacted by hardship[1].

Mortgage asset quality

Australian mortgages	Sep-19	Mar-20	Sep-20
30+ day delinquencies (bps)	161	188	**214**
90+ day delinquencies (bps) *(inc. impaired mortgages)*	88	94	**162**
Consumer properties in possession	558	468	**256**
Actual mortgage loss rate annualised[2] (bps, for the 6 months ending)	3	3	**3**

- Australian mortgages 90+ day delinquencies up 68bps
  - 56bps from hardship
    - Our approach to applying COVID-19 relief meant an increased number of customers have entered hardship arrangements
  - 12bps from customers remaining in 90+ days delinquencies for longer, largely due to the on-hold repossession activities to support customers in difficulty

Mortgage delinquencies 90+ days past due



3.0
2.0
1.0
0.0
As reported
Excluding hardship[1]
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20

Australian mortgage 90+ day delinquencies by State (%)



3.0
2.0
1.0
0.0
NSW/ACT
VIC/TAS
QLD
WA
SA/NT
ALL
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20

1 Financial hardship assistance is available to customers experiencing unforeseen events, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. Customer requesting financial hardship assistance must provide a statement of financial position and an assessment is made regarding the customer's eligibility. 2 Mortgage loss rates are write-offs for the 6 months ending.

70 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Australian mortgage portfolioSep-19 balance Mar-20 balance Sep-20 balance 2H20 Flow1 Australian mortgage portfolio by product and repayment type (%) Total portfolio ($bn)449.2445.7440.933.5 Owner-occupied (OO) (%)58.359.460.469.6 Investment property loans (IPL) (%)38.537.636.629.9 Portfolio loan/line of credit (LOC) (%)3.22.92.50.4 Variable rate / Fixed rate (%)75 / 2577 / 2372 / 2870 / 30 Sep-19Sep-202H20 Westpac Group drawdowns 66 55 49 1820 22 Interest only (I/O) (%)26.923.420.616.3 330 18 15 12 964 Proprietary channel (%)55.755.554.847.9 First home buyer (%)8.48.89.011.7 Mortgage insured (%)15.616.116.012.2 Sep-19Mar-20Sep-202H20 Flow1 LOCIPL-I/OIPL-P&IOO-I/OOO-P&I Australian offset account balances ($bn) 46.7 43.0 Average loan size2 ($’000)277276275344 40.141.041.8 Customers ahead on repayments including offset account balances3 (%)707071 Actual mortgage losses net of insurance ($m, for the 6 months576758 ending) Actual mortgage loss rate annualised4 (bps, for the 6 months ending)333 1 Flow is new mortgages settled in the 6 months ended 30 September 2020 and includes RAMS. 2 Includes amortisation. Calculated at account level, where split loans represent more than one account. 3 Loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage loss rates are write-offs for the 6 months ending.

Australian mortgage portfolio. Majority of borrowers have significant equity. Mortgage asset quality Australian housing loan-to-value ratios (LVRs) (%)Australian housing loan-to-value ratios (LVRs) (%) 100 90 80 70 2H20 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR 1 % of total portfolio 41% of total portfolio where dynamic LVR >90% % of total portfolio where dynamic LVR >100% 6027 51 5048 43 40 16 30 22 2018 10 16 14 1617 8 12 12 107 7 7 20 2 1 0 N/A 2 0.8 0.3 0.5 0.2 0.9 0.5 1.1 1.1 0.3 0.2 0<=6060<=7070<=8080<=9090<=9595<=100>100 NSW & ACTVIC & TASQLDWASA & NT Sep-19 balance Mar-20 balance Sep-20 balance Capital city Dwelling prices %chg last 6mths (Sep-20)4 Dwelling prices YoY (Sep-20)4 Sydney Down 2.4% Up 7.7% Melbourne Down 5.5% Up 3.1% Brisbane Down 0.2% Up 3.8% Perth Down 1.7% Down 1.0% 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. During the half, Westpac updated its methodology for calculating Dynamic LVR, including changes to the treatment of cross collateralised loans and changing the property valuation source. 2 Weighted average LVR calculation considers size of outstanding balances. 3 Average LVR of new loans is on rolling 6 months. 4 Source: CoreLogic.

Australian mortgage portfolio underwriting. Credit policy as at 16 October 2020 Mortgage asset quality Australian mortgage portfolio by year of origination (% of total book) Calendar year Income •Income verified via payslips or tax returns with other supporting documentation such as PAYG income statements and salary credits to accounts where required (minimum standards for documents apply) •Discount of at least 20% applies to less certain income sources i.e. rental income, bonuses Credit Score & Credit Bureau •Bespoke application scorecards segmented by new and existing customers •Credit and score override rates tracked and capped •Credit bureau checks required Expenses •Expenses are assessed as the higher of a borrower’s HEM1 comparable expenses or HEM, plus any expenses that are not comparable to HEM (e.g. private school fees, life insurance) •HEM is adjusted by income bands, post settlement postcode location, marital status and dependants •17 expense categories used, aligned with Melbourne Institute guidelines and LIXI standards Serviceability assessment •For serviceability assessment, interest rate applied to all mortgage debt is the greater of: – Actual interest rate plus buffer of 2.50%; and – Minimum assessment rate of 5.05% (effective 9 October 2020, previously 5.35%) •For I/O Loans, serviceability is assessed on a P&I basis over the residual term •All existing customer commitments are verified •Review Westpac Group accounts and Comprehensive Credit Reporting (CCR) to identify customer commitments •Limits apply to Debt-to-Income lending from 6x; above 7x referred for manual credit assessment •Credit card repayments assessed at 3.8% of limit Genuine savings deposit requirements •Minimum 5% proof of genuine savings for higher LVR loans (typically LVR >85%). First Home Owners Grants not considered genuine savings Security •LVR restrictions apply depending on location, property value and nature of security •Restrictions on high-density apartments based in postcode defined areas (generally Capital City CBD’s) and properties in towns heavily reliant on a single industry (e.g. mining, tourism) LMI •Mortgage insurance for higher risk loans, such as high LVRs. Exception policy applies for certain professionals and Westpac Group staff Pre-2006 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 3 2 3 3 12 13 13 13 11 9 7 5 Variable mortgage interest rates2 (%) Owner occupiedInvestorBuffer. Serviceability assessment rate 5.05% Floor rate 5.69 2.50 6.286.246.50 2.502.502.50 4.00 3.193.783.74 P&II/OP&II/O 1 HEM is the Household Expenditure Measure, produced by the Melbourne Institute. 2 Interest rates for Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount assuming loan amount above $250,000 and LVR <70%. Pricing at 16 October 2020.

Interest only mortgages. 21% of the total Australian mortgage portfolio. Australian mortgage Mortgage asset quality Scheduled I/O term expiry4 •72% weighted average LVR at origination1 •63% of customers ahead of repayments (including offset accounts)2 •90+ day delinquencies 125bps (compared to P&I portfolio 172bps) •Annualised loss rate (net of insurance claims) 4bps (1H20:5bps, 2H19: 5bps) delinquencies (%) I/OP&I 2.0 1.5 1.0 0.5 (% of total I/O loans) 242222 101011 2 0<1 Yr 1<2 Yrs 2<3 Yrs 3<4 Yrs 4<5 Yrs 5<10 Yrs 10 Yrs+ Sep-18Mar-19Sep-19Mar-20Sep-20 I/O lending by dynamic LVR3 and income band (%) Australian I/O loan portfolio ($bn) Applicant gross income bands <$100k$100k - $250k>$250k 52 15 34 10 2614 194 118 200 100 50 I/O performing loans balance (lhs) I/O 90+ day delinquencies balance (rhs)14 12 10 8 6 4 63 <=60%60%<=80%>80% 00 Chart does not add due to rounding Dynamic LVR bands (%) Sep-18Mar-19Sep-19Mar-20Sep-20 1 Weighted average LVR calculation takes into account size of outstanding balances. 2 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 3 Excludes RAMS. Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 4 Excludes line of credit loans, I/O loans without date (including bridging loans and loans with construction purpose) and I/O loans that should have switched to P&I but for the previously announced mortgage processing error.

Australian investment property portfolio. Portfolio reducing. Mortgage asset quality Investment property lending (IPL) portfolioSep-19Mar-20Sep-20 Weighted averages1 LVR of IPL loans at origination (%)727272 2 Dynamic LVR3 of IPL loans (%)605757 Investment property portfolio by number of properties per customer (%) 72 1 LVR of new IPL loans in the period (%)707069 Average loan size4 ($’000) 322 322 320 Customers ahead on repayments including offset accounts5 (%) 59 60 62 90+ day delinquencies (bps) 73 78 148 Annualised loss rate (net of insurance clai ms) (bps)4 5 3 1 2 3 4 5 646+ Mortgage portfolio by gross income band (%)Mortgage portfolio by LVR at origination (%) 30Owner occupiedIPL 25 20 15 10 5 <=50 50<=75 75<=100 100<=125 125<=150 150<=200 500<=1m 50Owner occupiedIPL 40 30 20 10 0<=60 60<=70 70<=75 75<=80 80<=85 85<=90 90<=95 95<=97 97+ 200<=500 1m+ 5 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments.

Mortgage asset quality

Lenders mortgage insurance arrangements.

Separately capitalised to the bank.

Lenders mortgage insurance (LMI)

- Where mortgage insurance is required, mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance[1] (WLMI), and reinsured through external LMI providers, based on risk profile
- WLMI is well capitalised (separate from bank capital) and subject to APRA regulation. WLMI targets a capitalisation ratio of 1.2x PCR[2] and has consistently been above this target
- Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $85m net of re-insurance recoveries (1H20: $85m)
- Insurance liabilities were increased over FY20, which included an allowance for the impacts of COVID-19

Australian mortgage portfolio at 30 Sep 2020 (%)



84
11
5
Not insured
Insured by third parties[3]
Insured by WLMI

Lenders mortgage insurance arrangements

LVR Band	insurance
• LVR ≤80% • Low doc[4] LVR ≤60%	Not required
• LVR >80% to ≤ 90% • Low doc[4] LVR >60% to ≤ 80%	• Where insurance required, insured through captive insurer, WLMI • LMI not required for certain borrower groups • Reinsurance arrangements: – 40% risk retained by WLMI – 60% risk transferred through quota share arrangements with Arch Reinsurance Limited, Renaissance Re, Endurance Re, Everest Re, Trans Re, AWAC and Capita 2232
• LVR >90%	• Where insurance required, insured through captive insurer, WLMI • LMI not required for certain borrower groups • 100% reinsurance through Arch Reinsurance Limited

Insurance statistics

	2H19	1H20	2H20
Insurance claims ($m)	5	5	**21**
WLMI claims ratio[5] (%)	16	15	**67**
WLMI gross written premiums[6] ($m)	84	89	**91**

1 Since 18 May 2015 WLMI has underwritten all mortgage insurance, where required, on Westpac originated mortgages. The in-force portfolio of loans includes mortgage insurance provided by external providers. 2 Prudential Capital Requirement (PCR) calculated in accordance with APRA standards. 3 Insured coverage is net of quota share. 4 Low doc loans no longer sold. Refers to arrangements in place for legacy products. 5 Loss ratio is claims over the total earned premium plus exchange commission. 6 WLMI gross written premium includes loans >90% LVR reinsured with Arch Reinsurance Limited. 2H20 gross written premium includes $61m from the arrangement (1H20: $63m and 2H19: $56m).

76 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Capital,funding andliquidity

CET1 capital ratio of 11.1%.

Capital, Funding and Liquidity

- CET1 capital ratio of 11.13%, up 32bps from 31 March 2020
- RWA declined 1bp mostly from:
  - Lower credit RWA due to portfolio management and lower counterparty credit and mark-to-market risk
  - Partially offset by risk downgrades and a $2.0bn overlay for corporate, business and specialised lending
- Deductions and other capital movements mostly reflect economic hedges recognised in net profit, deferred tax assets related to higher provisions and a net increase in capital held in non-consolidated subsidiaries. Partially offset by a lower deduction for goodwill
- Westpac is considering the offer of new ASX listed Additional Tier 1 capital securities. A transaction may follow, subject to market conditions[1]

CET1 capital ratio movements (%, bps)


10.67
10.81
65
(28)
Cash earnings +37bps
(11)
1
5
11.13
Sep-19
Mar-20
Cash earnings ex notable items
Notable items
Deductions and other
RWA
FX translation impact
Sep-20

Key capital ratios (%)	Sep-19	Mar-20	Sep-20
CET1 capital ratio	10.7	10.8	**11.1**
Additional Tier 1 capital	2.2	2.1	**2.1**
Tier 1 capital ratio	12.8	12.9	**13.2**
Tier 2 capital	2.8	3.4	**3.1**
Total regulatory capital ratio	15.6	16.3	**16.4**
Risk weighted assets (RWA) ($bn)	429	444	**438**
Leverage ratio	5.7	5.7	**5.8**
Level 1 CET1 ratio	11.0	11.1	**11.4**
Internationally comparable ratios[2]			
Leverage ratio (internationally comparable)	6.4	6.3	**6.5**
CET1 capital ratio (internationally comparable)	15.9	15.8	**16.5**

1 If the transaction proceeds, a disclosure document for the offer will be made available when the securities are offered. Any person who wants to acquire the securities will need to complete an online application or application form that will accompany the disclosure document. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015.

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Westpac GROUP

Risk weighted assets.

Decrease from lower credit risk RWA.

Capital, Funding and Liquidity

Risk weighted assets ($bn)



428.8
443.9
(9.8)
0.4
3.8
0.0
(0.4)
437.9
Down $6.0bn or 1.4%
Sep-19
Mar-20
Credit risk
Market risk
IRRBB
Operational risk
Other
Sep-20

Commentary

- RWA decreased by $6.0bn over 2H20, mostly from lower credit RWA (CRWA), partially offset by non-credit risk
- CRWA reduced $9.8bn due to
  - Corporate portfolio management, lower counterparty credit and mark-to-market risk, FX movements, and modelling and methodology changes
  - Partially offset by credit deterioration in corporate, business and specialised lending comprising downgrades and a $2.0bn overlay
- IRRBB RWA increased by $3.8bn mainly from a higher liquids portfolio

Movement in credit risk weighted assets ($bn)



367.9
369.1
5.4
(3.1)
(2.6)
(5.6)
(3.9)
359.4
Down $9.8bn or 2.6%
Sep-19
Mar-20
Credit quality
Lower lending
Modelling and methodology changes
FX translation impacts
Counterparty credit and mark-to-market risk
Sep-20

Graph may not add due to rounding

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Westpac GROUP

Internationally comparable capital ratio reconciliation.

Capital, Funding and Liquidity

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio

		(%)
Westpac's CET1 capital ratio (APRA basis)		**11.1**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.4
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.7
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.3
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	1.8
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.4
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.6
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.3
Internationally comparable CET1 capital ratio		**16.5**
Internationally comparable Tier 1 capital ratio		**19.3**
Internationally comparable total regulatory capital ratio		**23.2**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

80 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Capital, Funding and Liquidity

Well placed on internationally comparable.

CET1 and leverage ratios.

Common equity Tier 1 ratio (%)[1]


20%
15%
10%
5%
0%
Norinchukin Bank
Danske Bank
CBA
NatWest
ANZ
Rabobank
Westpac 16.5%
Nordea
Sumitomo Mitsui
BPCE
ING Group
HSBC
Intesa Sanpaolo
Lloyds
Unicredit
Standard Chartered
NAB
Barclays
Commerzbank
Deutsche Bank
China Construction Bank
JPMorgan Chase
ICBC
BNP Paribas
Toronto Dominion Bank
Credit Suisse
Societe Generale
Mitsubishi UFJ
Credit Agricole SA
Royal Bank of Canada
Santander
BBVA
Citigroup
Bank of Montreal
Bank of America
Mizuho FG
Scotiabank
China Merchants Bank
Natixis

Leverage ratio (%)[1]


10%
8%
6%
4%
2%
0%
Norinchukin Bank
China Construction Bank
ICBC
Bank of China
Agricultural Bank of China
CBA
Intesa Sanpaolo
China Merchants Bank
Westpac 6.5%
BBVA
Credit Suisse
NatWest
ANZ
Rabobank
Mitsubishi UFJ
Unicredit
Sumitomo Mitsui
HSBC
Standard Chartered
Barclays
Nordea
Lloyds
Santander
Royal Bank of Canada
Bank of Montreal
Commerzbank
BPCE
Mizuho FG
Scotiabank
Danske Bank
ING Group
Toronto Dominion
Societe Generale
Deutsche Bank
BNP Paribas
Credit Agricole SA
Natixis
Natixis

1 Peer group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure to estimate. Based on company reports/ presentations. Ratios at 30 June 2020, except for ANZ and Westpac which are at 30 September 2020, NAB at 31 March 2020, and Bank of Montreal, Scotiabank, Royal Bank of Canada and Toronto Dominion are at 31 July 2020. Leverage ratio is on a transitional basis. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017. Shows ratios as at the last reporting date, which may take account of measures taken by jurisdictions in response to COVID-19.

81 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Liquidity coverage ratio.

Capital, Funding and Liquidity

Liquidity remains high reflecting deposit growth and QE measures.

Liquidity coverage ratio (LCR)[1] (spot basis, $bn and %)


31 March 2020
LCR 154%
30 September 2020
LCR 150%
200.0
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
123.6
190.9
123.3
185.4
Net cash outflows
Liquid assets
Net cash outflows
Liquid assets
Customer deposits
Wholesale funding
Other flows
High Quality Liquid Assets
Committed Liquidity Facility
Term Funding Facility (undrawn)

Liquidity coverage ratio[1] (quarterly average, %)


132
140
151
Sep-19
Mar-20
Sep-20

Liquidity coverage ratio[1] (spot basis, %)


154
9
(14)
(0)
1
150
Mar-20
HQLA
CLF and TFF
Customer Deposits
Wholesale funding and other flows
Sep-20

1 LCR is calculated as the percentage ratio of stock of liquid assets over the total net cash outflows in a modelled 30 day defined stressed scenario. Liquid assets include HQLA as defined in APS 210, RBNZ eligible liquids, CLF eligible securities less RBA open repos funding end of day ESA balances with the RBA. The Committed Liquidity Facility (CLF) and Term Funding Facility (TFF) are made available to Australian Authorised Deposit-taking Institutions by the RBA that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. Other flows include credit and liquidity facilities, collateral outflows and inflows from customers.

82 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Funding composition shift towards customer deposits. Funding composition (%) 5 5 4 7 7 6 Wholesale Onshore <1yr1 Wholesale Offshore <1yr1 Net stable funding ratio (NSFR) ($bn) NSFR at 30 September 2020: 122% 624.1 556 121210 1 Wholesale funding and other liabilities 512.7 Liquids and other3 Corp. & Insto deposits Other loans4 Retail & SME deposits Residential mortgages ≤35% risk weight Capital Wholesale Offshore >1yr 118 88 Securitisation Equity 2 Customer deposits Available Stable FundingRequired Stable Funding Net stable funding ratio (NSFR) (%) 636365 117 (0.3) 2.9 (0.2) (3.1) 1.6 3.8 122 Mortgages eligible as Mar-20 Capital Sep-20 Retail & SME Deposits Corporate & Institutional Deposits Wholesale funding and other Residential Mortgages ≤35% Risk Weight Other loans, liquids & other Bars may not add to 100 due to rounding 1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 3 Other includes derivatives and other assets. 4 Other loans includes off balance sheet exposures and residential mortgages >35% risk weight.

Reduced need to access long term funding markets. Deposits to net loans ratio (%) Term Funding Facility (TFF) ($bn) Customer depositsNet customer loansDeposits to net loans ratio 80.1 Additional As at 30 Sep 2020 32Adjusts monthly 73.475.6 715720693 525544555 allowance plementary allowance Initial allowance 2 Drawdown to Jun-21 Drawdown Oct-20 to Jun-21 12 18 Drawdown Mar-20 to Sep-20 18 Sep-19Mar-20Sep-20 TFF AllowanceDrawn down As at 30 September 2020 Term debt issuance and maturity profile1,2,3 ($bn) IssuanceMaturities 3738 32343133 2725 21 13 7 . TFF Sub debt Senior/Securitisation Hybrid Covered bond FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 FY26 >FY26

Tier 2 capital profile.Capital, Funding and Liquidity Westpac Tier 2 issuance and calls/maturities1,2 (notional amount, A$m) 5,000 4,000 IssuanceMaturities FY21 Tier 2 issuance expected to be approx. 3,000 2,000 1,000 0 4,209 2,241 $5-7billion (including buffer) 1,0701,2401,1501,350 2,110 536 2,1101,7592,358 FY191H202H20FY21FY22FY23FY24FY25FY26FY27FY28FY29>FY29 Westpac Total Regulatory Capital CET1Additional Tier 1Tier 2 Westpac Tier 2 capital (notional amount, %) By format3 By currency3 3.15% ($14bn) 2.10% ($9bn) 11.13% ($49bn) 5.0% (approx. $22bn3) 2 9 Callable 20 82 USD AUD Domestic AUD EMTN SGD 59JPY NZD HKD 30 September 2020 APRA-basis 1 Jan 2024 APRA-basis 1 Represents AUD equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 30 September 2020 for maturities. 2 Securities in callable format profiled to first call date, excluding the Perpetual Floating Rate Notes issued 30 September 1986. Securities in bullet format profiled to maturity date. 3 Represents AUD equivalent notional amount using spot FX translation as at 30 September 2020.

Divisionalresults

Divisional1 contributions. Divisional results 87Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Consumer 2H20 performance. Consumer Cash earnings ($m) Key financial metrics2H191H202H20 Change on 1H20 NIM up due to repricing and lower funding costs, partly offset by competition and lower deposit spreads Lower activity including international and travel related fees Costs associated with COVID-19 activity and higher risk and compliance costs Higher provisions from an increase in overlays Revenue1 ($m)4,4944,5604,560– Net interest margin1 (%) 2.252.332.418bps Expense to income1 (%) 42.444.647.0232bps Customer deposit to loan ratio1 (%)51.9952.6856.26358bps 1,592 84 1,472201,492 (83) (108) (183) 911,293 (19) 1,274 Stressed exposures to TCE1 (%)0.790.831.3855bps Key operating metrics 2H19 1H20 2H20 Change on 1H20 Total customers (#m)1 9.7 9.7 9.7 – Active digital banking customers (#m)1 4.45 4.49 4.53 1% Branches (#)2 955 931 929 (2) ATMs (#) Customer satisfaction3,4 6mma5 2,193 7.3 (2nd) 2,133 7.3 (2nd) 1,399 7.4 (=2nd) (734) – Net promoter score (NPS)3,4 6mma5 -8.1 (3rd) -8.6 (3rd) -3.5 (3rd) – 2H19 1H20 Add back notable items 1H20 ex-notable items Tax and NCI 2H20 ex-notable items Notable items 2H20 Net interest income Non-interest income Operating expenses Impairment charges 3 Refer page 117 for metric definitions and details of provider. 4 Customer satisfaction and NPS metrics refer to total Consumer customers across the Westpac Group. Data for 2H20 as at August 2020. 5 6 month moving average. 88Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Business

Business 2H20 performance.

Cash earnings ($m)



Lower deposit spreads impacted by low interest rates. Margins also lower from COVID-19 customer support
Lower markets and payments related income, and fee waivers from COVID-19 customer support
Costs to support COVID-19 activities, and higher risk and compliance costs
944
478
88
566
(198)
(54)
(80)
23
99
356
(100)
256
Down $210m or 37%
Down $222m or 46%
2H19
1H20
Add back notable items
1H20 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H20 ex-notable items
Notable items
2H20

Key financial metrics	2H19	1H20	2H20	Change on 1H20
Revenue[1] ($m)	2,554	2,455	**2,268**	(8%)
Net interest margin[1] (%)	3.18	3.05	**2.93**	(12bps)
Expense to income[1] (%)	41.5	43.5	**54.2**	Large
Customer deposit to loan ratio[1] (%)	97.1	98.1	**108.0**	Large
Stressed exposures to TCE[1] (%)	2.88	3.07	**4.70**	163bps

Key operating metrics	2H19	1H20	2H20	Change on 1H20
Total customers[1,2] ('000's)	1,019	1,021	**1,053**	3%
Customer satisfaction[3] (rank)	#1	#1	**#1**	–
Customer satisfaction – SME[3] (rank)	#1	=#1	**#1**	–
Digital sales[4] (%)	21	23	**28**	5ppts

1 Restated for the impact of customer migrations following the Group's refinement of the definition of SME customers and the creation of Specialist Businesses. 2 Excludes Private Wealth customers. 3 DBM external ratings as at Aug 20. SME refers to Total SME. Refer page 117 for metric definition and details of provider. 4 Share of sales made digitally for eligible products.

89 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

WIB 2H20 performance.

Westpac Institutional Bank

Cash earnings ($m)



430
147
(99)
70
(78)
182
(37)
185
Margin down 23bps from lower deposit spreads
Movement in derivative valuation adjustments
Restructuring costs and higher risk management and compliance spend
Lower collectively assessed provisions
Up $38m or 26%
2H19
1H20
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax expense
2H20

Key financial metrics	2H19	1H20	2H20	Change on 1H20
Revenue ($m)	1,210	1,161	**1,132**	(2%)
Net interest margin (%)	1.58	1.46	**1.23**	(23bps)
Expense to income ratio (%)	49.5	53.3	**61.6**	Large
Net loans	73.6	78.6	**66.2**	(16%)
Customer deposits	99.0	110.0	**102.9**	(6%)
Customer deposit to loan ratio (%)	134.5	139.9	**155.4**	Large
Stressed exposures to TCE (%)	0.59	1.09	**1.03**	(6bps)

Key operating metrics	2H19	1H20	2H20	Change on 1H20
Customer revenue[1] / total revenue (%)	93.7	94.4	**88.3**	(Large)
Trading revenue / total revenue (%)	9.4	15.0	**13.1**	(191bps)
Revenue per FTE ($'000)	808	784	**717**	(9%)

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading and derivative valuation adjustments.

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Westpac GROUP

NZ 2H20 performance[1].

New Zealand

Cash earnings (NZ$m)



Decline in NIM from lower deposit spreads
Lower fee income due to reduced activity and fee waivers from COVID-19 customer support
Restructuring costs in 1H20 and timing of investment spend partly offset by costs to support COVID-19 activities
Higher individually assessed provisions and higher COVID-19 related collectively assessed provisions in 1H20
487
295
5
300
(32)
(10)
22
102
(24)
358
(4)
354
Up $58m or 19%
Up $59m or 20%
2H19
1H20
Add back notable items
1H20 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H20 ex-notables
Notable items
2H20

Key financial metrics	2H19	1H20	2H20	Change on 1H20
Revenue (NZ$m)	1,167	1,162	**1,120**	(4%)
Net interest margin (%)	2.09	2.06	**1.89**	(17bps)
Expense to income (%)	44.0	46.6	**46.3**	(31bps)
Customer deposit to loan ratio (%)	76.6	79.4	**80.7**	125bps
Stressed exposures to TCE (%)	1.66	1.64	**1.59**	(5bps)

Key operating metrics	2H19	1H20	2H20	Change on 1H20
Customers (#m)	1.35	1.35	**1.34**	(1%)
Branches (#)	155	151	**143**	(8)
Consumer NPS[2]	+5	+21	**+14**	Down 7
Business NPS[2]	+3	+1	**+7**	Up 6
Agri NPS[2]	+20	+21	**+34**	Up 13
Funds (NZ$bn) (spot)	11.5	10.9	**12.2**	12%
Service quality – complaints (000's)	9.3	9.6	**9.5**	(1%)

1 In NZ$ unless otherwise noted. 2 Refer page 117 for metric definition and details of provider.

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NZ balance sheet. New Zealand New Zealand net loans (NZ$bn)New Zealand deposits (NZ$bn) 84.287.01.6 (0.6) 88.0 64.569.12.2 (0.3) 71.0 Up 1%Up 3% Sep-19Mar-20ConsumerBusinessSep-20 Sep-19Mar-20ConsumerBusinessSep-20 New Zealand customer loans (NZ$bn) and % of totalNew Zealand customer deposits (NZ$bn) and % of total Up 3% 82 84 Up 3% 87 Up 1%88 Business Personal Mortgage Flat 6464 Up 7% 69 Up 3%71 Transaction Savings Term deposits 30313232 50515355 36% 1% 63% 16152022 15151618 33343331 31% 25% 44% Mar-19Sep-19Mar-20Sep-20 Mar-19Sep-19Mar-20Sep-20 92Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

New Zealand

NZ stressed exposures.

Business stressed exposures as a % of New Zealand business TCE


Watchlist & substandard
90+ day past due and not impaired
Impaired
4.9
3.2
0.2
1.5
3.3
2.3
0.1
0.9
3.4
2.4
0.2
0.8
5.5
5.0
0.0
0.5
4.4
4.0
0.1
0.3
3.3
3.0
0.0
0.3
3.1
2.9
0.1
0.1
2.9
2.5
0.1
0.3
2.6
2.2
0.1
0.3
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19
Mar-20
Sep-20


19
15
10
48
4
4
Property
Manufacturing
Agriculture, forestry & fishing
Wholesale trade
Construction
Other

Agribusiness portfolio

	Sep-19	Mar-20	Sep-20
TCE (NZ$bn)	9.5	9.6	10.0
Agriculture as a % of total TCE	8.1	7.6	7.9
% of portfolio graded as 'stressed'[1]	10.0	9.8	8.2
% of portfolio in impaired	0.32	0.48	0.48

1 Includes impaired exposures.

Milk price (NZ$)


Kg Ms
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Westpac Economics forecast
6.12
6.69
6.35
7.14
7.00
2016/17
2017/18
2018/19
2019/20
2020/21

Dairy portfolio summary

- Overall portfolio health remains sound. Dairy stressed assets declined 160 bps. Focus remains on supporting existing dairy customers with proven long-term viability
- Global dairy prices have firmed on the back of the rebound in Chinese economic growth. Fonterra has revised its 2020/21 milk price forecast range to $6.30/kg to $7.30/kg, while Westpac has lifted its forecast to $7.00/kg
- Uncertainty around environmental regulations, rising compliance costs, world economy weakness and geopolitical tensions are ongoing risks to the dairy sector outlook

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NZ consumer portfolio. New Zealand Mortgage 90+ day delinquencies1 (%)Unsecured consumer 90+ day delinquencies1 (%) 0.6 0.5 0.4 0.3 0.2 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 90+ day past due (ex-hardship) 90+ day past due Introduction of changes to the reporting of hardship 0.52 0.14 3.0 2.0 1.0 90+ day past due (ex hardship) 90+ day past due Introduction of changes to the reporting of hardship 2.09 1.13 Sep-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mortgage portfolio LVR2 (%) of portfolioMortgage loss rates each half (%) 0.25 93% of mortgage portfolio less than 80% LVR 47% 0.20 0.15 23%23% 5%2% 0.10 0.05 0.00 0.0 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19 1H20 2H20 1 In May 2019 we made changes to the reporting of customers in hardship to align to the method used by APRA. 2 LVR based on current loan property value at latest credit event. 94Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Specialist Businesses

Specialist Businesses 2H20 performance.

Cash earnings ($m)


Lower volumes and lower margins in Auto
Increase mostly from lower weather and bushfire insurance claims
Increase in risk and compliance and costs related to increased activity
Higher collectively assessed provisions in Westpac Pacific and Auto in 1H20
335
93
102
195
(40)
107
(96)
65
(10)
221
(820)
(599)
Up $26m or 13%
Down $692m or 744%
2H19
1H20
Add back notable items
1H20 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H20 ex-notable items
Notable items
2H20

Key financial metrics	2H19	1H20	2H20	Change on 1H20
Funds ($bn)	207	179	**193**	8%
Retail Life Insurance in-force premiums ($m)	960	949	**942**	(1%)
General Insurance GWP[1] ($m)	279	273	**282**	3%
Lenders mortgage insurance (LMI) GWP ($m)	84	89	**91**	2%
Auto and Vendor Finance loans ($bn)	13.7	13.0	**12.0**	(8%)
Westpac Pacific loans ($bn)	1.8	1.8	**1.6**	(11%)
Deposits on platforms ($bn)	5.4	5.2	**4.9**	(6%)

Key operating metrics	2H19	1H20	2H20	Change on 1H20
Life insurance claims (loss) ratio (%)	53	54	**48**	(6ppts)
LMI claims (loss) ratio (%)[2]	16	15	**67**	Large
Investors on Panorama (#)	44,314	54,781	**67,109**	23%
SMSFs on Panorama (#)	9,289	10,981	**12,310**	12%
Platform market share (inc. Corp Super) (%)[3]	18	18	**18**	–

1 Gross written premium. 2 Loss ratio is claims net of reinsurance over the total earned premium plus exchange commission. 3 Strategic Insights, June 2020.

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Economics

Australian and New Zealand economic forecasts. Economics Key economic indicators (%) at October 202020192020F2021F Source: Westpac Economics. 1 Year average growth rates. 2 Through the year growth rates. 3 Business investment adjusted to exclude the effect of public sector purchases of public assets. 97Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

The Australian economy. Population 25.7 million. Economics Australian populationAustralian GDP and employment composition Population 245k Output 2019 - sector contribution to GDP (%)1 Western Northern Territory Queensland Population 5.2m Mining 1910Manufacturing 6Construction Transport, Utilities Population 2.7m AustraliaSouth Australia New South 10 Population 8.2m 8Wholesale, Retail Agriculture 8Household services Population 1.8m Victoria Wales ` ACT Population 430k 6Health 9Education 96Public administration Population 6.7m Tasmania Population 540k Finance Business services Relative size of States (Share of Australia, 2018/19, %) GSPPopulationEmploymentExports Australian employment by sector 2019 (%) Mining 33 32 32 29 26 26 24 14 35 19 20 20 20 14 1528 9 66 8 Manufacturing Construction Transport, Utilities Wholesale, Retail Agriculture Household services Health, Social Assistance 10 11 6 7 7 4 2 2 2 1 14Education 12Public Administration 13Finance NSWVictoriaQueenslandWASATasmania Sources: ABS, Westpac Economics 1 Real, financial years, experimental estimates. 98Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack Business services

The Australian economy. A recession like no other. Economics Australia’s GDP profile (index)Unemployment rate1 (%) 112 indexpre covid forecastcurrent forecast index 112%% 108 104 100 96 Dec 2019 = 100Westpac f’casts 12 108 10 104 1008 966 ’80s recession ’90s recession GFC 12 Westpac f’casts10 COVID-198 6 92 88 Dec-15Dec-17Dec-19Dec-21 Sources: ABS, Westpac Economics. 9244 8822 Sep-81Sep-91Sep-01Sep-11Sep-21 Sources: ABS, Westpac Economics. Some sectors impacted extremely hard in Q2 Consumer & business confidence (index) index 120 110 100 90 80 Employment sectors grouped by COVID impact in Q2, total hours worked, based to 100 in Q4 2019; figures in brackets show share of economy-wide total high (21%)moderate (22%) index 120 110 100 90 80 net bal. 130 110 90 70 monthly net bal. 30 10 -10 -30 70low (42%)positive (16%) 60 7050 Consumer (lhs)Business (rhs) 6030 -50 -70 Dec-17Jun-18Dec-18Jun-19Dec-19Jun-20 Sources: ABS, Westpac Economics. 1 Forecasts factor in potential impact of JobKeeper Payment. 99Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack Oct-06Oct-09Oct-12Oct-15Oct-18 Sources: Westpac MI, NAB, Westpac Economics

The Australian economy. Detailed impact of COVID-19 on segments. Economics GDP growth year end contributions (ppts) GDP-6.3 1.6 Consumer spending by category (ppts) ppts* -4-3-2-101 Consumption Housing Investment Public Exports Imports -7.1 Jun-19 Jun-20 -2.4 -0.5 -0.6 -0.1 -0.7 0.8 1.4 1.5 0.9 0.4 4.0 HH Goods Alcohol Utilities Insurance & finance Communications Education Mar-20Jun-20 *Contribution to qtly % change ppts -8-6-4-2024 Cigarettes Sources: ABS, Westpac Economics. Private sector credit growth (% ann) Food Vehicles % ann 25 20 15 10 5 0 -5 -10 Housing Total credit Business Westpac f’casts Clothing Fuel Health Recreation Other Transport Cafes and Rest. Six categories accounted for 80% of the Q2 hit -4-3-2-101 Aug-08Aug-12Aug-16Aug-20 So.urces: RBA, Westpac Economics Sources: ABS, Westpac Economics. 100 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

The Australian economy. Significant variances across States. Economics COVID-19 current infections Activity outlook: State view (index) Population (New cases minus deaths, rolling 14day avg) index index % ann NSW (1.1%yr) % ann ‘000s 7 6 5 4 3 2 1 0 NSW Victoria rest ‘000s 7 6 5 4 3 2 1 0 110 105 100 95 90 85 80 NSW Victoria rest Westpac f’casts –2.5% –2.5% –7% 110 105 100 95 90 85 80 3.0 2.5 2.0 1.5 1.0 0.5 0.0 Vic (1.8%yr) 3.0 2.5 2.0 1.5 1.0 0.5 0.0 Feb Mar Apr May Jun Jul Aug Sep Oct Source: JHU CSSE, Westpac Economics Dec-19 Apr-20Jul-20Oct-20Jan-21 Sources: ABS, Westpac Economics. Mar-00 Mar-04 Mar-08 Mar-12 Mar-16 Mar-20 Sources: ABS, Westpac Economics. Weekly payrolls by State (index) Mobility, retail locations by State Credit card transactions by State NSW indexVictoria index indexNSW Victoria index index index 102 100 98 96 94 92 90 14 March = 100 rest 102 100 98 96 94 92 90 20 10 0 -10 -20 -30 -40 -50 -60 rest *index, daily, Jan 3-Feb 6 avg = 0; Google location data, retail locations, 7 day rolling avg 20 10 0 -10 -20 -30 -40 -50 -60 130 120 110 100 90 80 70 60 NSW Victoria rest *index based on value of spending-related transactions vs same week in 2019, benchmarked to 100 avg prior to COVID-19 130 120 110 100 90 80 70 60 Jan-20 Mar-20 May-20Jul-20Sep-20 Sources: ABS, Westpac Economics. Feb-15Apr-11Jun-06 Aug-01 Sep-26 Sources: Google, Westpac Economics. Jan-20 Mar-20 May-20 Jul-20 Sep-20 Nov-20 Sources: Westpac Group. 101 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Significant Government support measures. Sharp lift in public debt but servicing costs remain stable. Economics Federal Government support measures ($bn) Direct paymentsJobKeeper Australia: public net debt (% of GDP) % of GDPNet debt (lhs)Interest payments (rhs) % of GDP $bn 120 100 JobSeekerEarly super access Employers, cash flow boostTax cuts $bn 120 100 50 40 30 20 10 0 -10 Federal Government 5 Gov’t forecasts4 to 2023/24 3 2 1 0 -1 8080 6060 1979/801989/901999/002009/102019/20 Sources: Budget papers, ABS, Westpac Economics. General Government gross debt Japan Italy 4040 2020 00 Q2 2020Q3 2020Q4 2020Q1 2021Q2 2021 France Canada UK India Germany Malaysia China Australia South Korea Sweden Indonesia NZ %GDP Figures are for 2019 050100150200250 Sources: Australian government, APRA, ATO, Westpac Economics.Sources: IMF, RBA, Westpac Economics. 102 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Australian housing market. Mild dwelling price correction underway prior to strong price recovery in 2022-23. Economics Australian dwelling prices (index) Mortgage interest rates (%) index All dwellings (index, Jan 2004 = 100) %Variable*3 year fixed% 230 210 190 170 150 130 110 90 Rest of Australia Other capitals Sydney-Melbourne 230 210 190 170 150 130 110 90 1010 88 66 44 22 * Standard, owner occupier, including discount 00 Jan-04 Jan-06 Jan-08 Jan-10 Jan-12 Jan-14 Jan-16 Jan-18 Jan-20 Sources: CoreLogic, Westpac Economics. Sep-06Sep-08Sep-10Sep-12Sep-14Sep-16Sep-18Sep-20 Sources: RBA, Westpac Economics. Capital cityPop’n Dwelling prices %ch last 3mths (Sep-20) Dwelling prices YoY (Sep-20) Westpac Economics dwelling price forecasts %* expected price change,% Sydney4.8mDown 1.6%Up 7.7% Melbourne4.5mDown 3.3%Up 3.1% Brisbane2.3mDown 0.5%Up 3.8% 5 0 -5 -10 April 2020 to June 2021 total price change to date 5 0 -5 -10 Perth1.9mDown 0.3%Down 1.0% -15 SydneyMelbourneBrisbanePerthAdelaideAustralia -15 Sources: CoreLogic, Westpac Economics. Sources: CoreLogic, Westpac Economics. 1 Foreign buyers based on annual FIRB approvals. 2 Monthly, capital cities combined, seasonally adjusted by Westpac, smoothed. 103 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Australian housing market. Showing resilience, although some uncertainty ahead. Economics Housing finance ($bn) Aust. population growth: medium term prospects (% ann) $bn'Upgraders'InvestorFHBs $bn ann%Population ann% 16Value of housing finance 14 12 10 8 6 4 2 0 16 2.5 14 122.0 101.5 81.0 6 40.5 20.0 0-0.5 Contribution from net migration Gov’t forecasts 2.5 2.0 1.5 1.0 0.5 0.0 -0.5 Aug-15Aug-16Aug-17Aug-18Aug-19Aug-20 Sources: ABS, Westpac Economics. 19801990200020102020 Sources: ABS, Treasury, Westpac Economics. Residential property: listings and sales (‘000s) ‘000s ‘000s Rental vacancy rates (%) Rental vacancy rates (%, quarterly, annual average) new listings (lhs)sales (lhs) 31 29 27 33%SydneyBrisbaneMelbournePerth 318 297 25276 255 23 234 21213 19192 17171 15150 national average since 1980 Mar-08Mar-10Mar-12Mar-14Mar-16Mar-18Mar-20 Sources: REIA, Westpac Economics. Dec-87Dec-92Dec-97Dec-02Dec-07Dec-12Dec-17 Sources: ABS, Westpac Economics. 104Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Economics

The New Zealand economy.

Population 5.1 million.

Regional GDP

Total nominal GDP 2019: ***$303 bn***



Northland, *$8bn*
4% of population
Auckland, *$114bn*
35% of population
Waikato, *$26bn*
10% of population
Bay of Plenty, *$17bn*
6% of population
Taranaki, Whanganui/Manawatu, *$21bn*
7% of population
Gisborne/Hawke's Bay, *$11bn*
4% of population
Tasman/Nelson, *$5bn*
2% of population
Wellington, *$39bn*
11% of population
West Coast, *$2bn*
1% of population
Marlborough, *$3bn*
1% of population
Southland, *$6bn*
2% of population
Canterbury, *$38bn*
13% of population
Otago, *$14bn*
5% of population

Sources: Stats NZ, Westpac Economics.
Nationwide GDP and employment figures are for the year to Dec 2019, regional figure are for the year to March 2019.

Economy

Output 2019 - sector shares of GDP (%)



7
7
3
3
7
13
5
36
5
10
3
Primary industries
Construction
Electricity, gas, and water
Food manufacturing
Manufacturing (excl. food)
Wholesale, retail and accommodation
Transport
Financial and professional services
Public administration
Social services (incl. health)
Other

NZ employment by sector 2019 (%)



6
9
9
19
4
19
6
19
8
Primary industries
Construction
Manufacturing
Wholesale / Retail / Accommodation
Transport
Financial / professional services / IT
Public administration
Social services (incl. health)
Other

Charts may not add to 100 due to rounding.

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New Zealand recovery underway. Economics Headwinds in some services sectors, but domestic activity lifting faster than expected. Economic indicatorsCurrent Dec 2020 forecast New Zealand GDP $bn$bn Business activity surveys Index Index Cash rate0.25% (21 Oct) Unemployment4.0% (June qtr) 0.25%75 70 6.2% 65 Westpac forecasts 757070 6565 706060 5555 65 5050 4545 GDP (%yr end) -12.4%60 (June qtr)-2.6% 55 60 Pre-Covid forecast55 40 PSI - Services40 3535 PMI - Manufacturing 3030 Private sector credit3.2% (Aug) 3.2%50 Current forecast 502525 201820202022 Sources: Statst NZ, Westpac Economics. 2017201820192020 Sources: ANZ, Westpac Economics. Unemployment rateNew Zealand private sector credit growth 8%Pre-Covid forecast Current forecast 7 6 5 4 3 2 % Westpac8 forecasts 7 6 5 4 3 2 % ann 25 20 15 10 5 0 -5 -10 HousingTotal creditBusiness Forecasts end 2021 200620092012201520182021 Aug-00Aug-04Aug-08Aug-12Aug-16Aug-20 Sources: Stats NZ, Westpac Economics. Sources: Westpac Economics. 106 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

New Zealand housing market. Policy supporting a strong lift in momentum. Economics New Zealand dwelling prices by regionAnnual house price growth 2500 2300 2100 1900 1700 1500 1300 1100 900 Index Auckland Canterbury Wellington Other regions Index 2300 2100 1900 1700 1500 1300 1100 900 20% 15 10 5 0 -5 -10 % Forecast 20 15 10 5 0 -5 -10 2007200920112013201520172019 Sources: REINZ, Westpac Economics. 200620082010201220142016201820202022 Sources: QVNZ, Westpac Economics. RegionPop’n Dwelling prices %ch last 3mths (Sep 20) Dwelling prices YoY (Sep 20) House sales (monthly, seasonally adjusted) Level 10000 Level 10000 Auckland 1.7m +4.0% +11.4% Wellington 0.5m +5.0% +14.5% Canterbury 0.6m +4.7% +7.8% Nationwide 5.1m +4.0% +11.1% 8000 6000 4000 2000 0 2007200920112013201520172019 8000 6000 4000 2000 0 Sources:REINZ, Stats NZ.Sources: REINZ. 107 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

The RBNZ’s COVID-19 response. Economics RBNZ supporting market liquidity The RBNZ has introduced a significant amount of support for the economy. Mortgage rates Major policy initiatives include: •Cash rate cut to 25bps •Large scale asset purchases (LSAP) – targeting lower rate by buying $100bn of government debt •Loan-to-value restrictions on residential lending have been eased Westpac Economics expect further stimulus will be introduced over the coming months: •Funding for lending programme expected to be introduced in November 12% 10 8 6 4 2 0%12 Floating rate 10 2 year fixed 5 year fixed8 6 4 2 0 •OCR expected to be cut to -0.50% in April 2021 Policy measures to date, and expectations of further stimulus, have resulted in mortgage lending rates dropping to low levels, boosting asset prices, particularly in the housing market. Further strong gains are expected New Zealander’s hold a large proportion of their wealth as housing assets. Higher asset prices will stimulate consumer spending, and therefore boost inflation and employment The pick-up in the housing market has seen household debt levels rising. However, reductions in interest rates mean that the proportion of households’ incomes spent on debt servicing has fallen to its lowest level in at least two decades. The labour market has also been more resilient than expected 2007200920112013201520172019 Source: RBNZ. Debt servicing costs as a share of households’ disposable incomes %% 1616 1414 1212 1010 88 66 44 22 00 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 Source: RBNZ. 108 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Appendix anddisclaimer

Appendix 1: Appendix Cash earnings adjustment 2H19 $m 1H20 $m 2H20 $mDescription Reported net profit3,6111,1901,100Net profit attributable to owners of Westpac Banking Corporation Fair value (gain)/loss on economic hedges(90)(219)581 Fair value on economic hedges (which do not qualify for hedge accounting under AAS) comprise: • The unrealised fair value (gain)/loss on foreign exchange hedges of future New Zealand earnings impacting non-interest income is reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group’s cash earnings over the life of the hedge. Westpac has ceased this activity, and at this stage no further adjustments will be recognised; and • The unrealised fair value (gain)/loss on hedges of accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group’s cash earnings over the life of the hedge Ineffective hedges(15)(24)(37)The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group’s profits over time Adjustments related to Pendal Group4063(32) Consistent with prior periods, this item has been treated as a cash earnings adjustment given its size and that it does not reflect ongoing operations. The adjustment relates to the mark to market of the shares. Westpac disposed of its holdings in Full Year 2020. As a result, no further adjustments will be recognised Treasury shares7(17)3 Under AAS, Westpac shares held by the Group in the managed funds and life businesses are deemed to be Treasury shares and the results of holding these shares cannot be recognised in the reported results. In deriving cash earnings, these results are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares support policyholder liabilities and equity derivative transactions which are re-valued in determining income. As at 30 September 2020, there are no Treasury shares Cash earnings3,5539931,615 110 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Appendix 2:
Reinventure – Investing in fintech businesses[1].

Appendix

Westpac has invested $150m in fintech venture capital fund, Reinventure.
Reinventure enables Westpac to access insights and adjacent business opportunities, both in Australia and offshore.
The model also helps Westpac to source commercial partnerships that create value for customers

New business models

SocietyOne
Peer-to-peer (P2P) online lending platform connecting borrowers and investors

OpenAgent.com.au
Helps home sellers make decisions about who they choose to sell their property

ASSEMBLY
Full stack payments platform

Auror.
Uses data to shed light on high volume crimes, improving prevention and detection coinbase
A bitcoin wallet and platform

Kredivo
A leading digital credit platform in Indonesia

flare
Comprehensive cloud-based human resources and employee benefits platform to streamline HR processes

Valiant
Business loan marketplace that matches SMEs to the best lender based on their characteristics and needs

Hey You
A payment app for customers when dining out or grabbing a coffee on the go zest
A consumer digital lending platform

hmlet
Turning buildings into community-centric dwellings

New technology capabilities

kasada	Enterprise cyber security company that protects businesses from malicious bot attacks
CODELINGO	Enabling software development teams to scale processes and improve code quality
Polychain Capital	A fund of funds for cryptocurrency and blockchain technology
doshii	Connects ordering apps, payment devices, loyalty and reservations platforms to any point of sale
InDebted	Digitised debt collection, leveraging modern communications, automation and machine learning
Slyp	Smart receipts that automatically link purchase receipts to customers' bank accounts
Forte	Pioneering a new asset class called Tradeable Income Based Securities (TIBS)
IMMUTABLE	Creating real-game assets for developers, using blockchain technology

Data, AI and analytics

HYPER ANNA	A natural language AI system for data analysis targeting relatively simple business queries that comprise 70% of an analyst's work in a large organisation
BASIQ	Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ
DATA REPUBLIC	A trust framework and secure platform that allows users to exchange data safely and securely
Curious thing	Conversational voice-based AI for digital interviewing, powered by machine learning
akin	AI company that integrates neuroscience into their platform creating capability that not only manages complex problems but is able to form intrinsic relationships with humans
Flybits	AI-powered, context-as-a-service platform, to deliver personalised experiences to customers
Fillr	Standardises mobile forms into an easily readable format and fillable at the tap of a button
KEPLER ANALYTICS	B2B platform for physical retail stores that provides insights through their AI engine and in-store sensors

1 Logos are of the respective companies.

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Appendix

Appendix 3:
Sustainability.

Industry awards[1]

Received "B" rating in the 2019 CDP for our response to climate change, announced January 2020

Achieved highest ISS QualityScore for Environment and Social dimensions

Rated Prime status of "C" by ISS ESG (formerly ISS-oekom)

Sustainability indexes[1]

Member of the DJSI Indexes since 2002

ESG risk rating of 27.5 (medium risk), in line with rating of major Australian banks[2]

Member of the FTSE4Good Index Series, of which Westpac has been a member for over 12 years, announced in June 2020

Ranked 'A' by MSCI ESG Ratings[3]

Inclusion and diversity recognition[1]

Recognised by the Bloomberg Gender Equality Index for the 4th consecutive year

Recognised as Silver Tier Employer in 2020 in the Australian Workplace Equality Index Awards

Received the 2020 Advancement Award in recognition of Westpac's innovative autism hiring program, Tailored Talent

Included in the 2019-20 Australian Network on Disability Access and Inclusion Index

1 At 30 September 2020, unless otherwise indicated. 2 Copyright ©2020 Sustainalytics. 3 The inclusion of WBC in any MSCI Index, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement or promotion of WBC by MSCI or any of its affiliates. The MSCI Indexes are the exclusive property of MSCI. MSCI and the MSCI index names and logos are trademarks or service marks of MSCI or its affiliates.

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Appendix

Appendix 3:
Sustainability.

Key commitments and partnerships[1]

Principles for Responsible Banking Signatory 2019	**Principles for Responsible Investment** Signatory (2007)	**UN Sustainable Development Goals** CEO Statement of Commitment (2015)	**Paris Climate Agreement** Supporter (2015)
The Equator Principles Founding Adopter, First Australian Bank (2003)	**UN Environment Program Finance Initiative** Founding Member (1991)	**Financial Stability Board's Task Force on Climate-related Financial Disclosures** Align with and support	**Climate Action 100+** Signatory (2018)
RE100, an initiative of The Climate Group in partnership with CDP Member (2019)	**Commitment to United Nations Global Compact** Signatory (2002), Global Compact Network Australia Founding Member (2009)	**Global Investor Coalition Statement on Climate Change** Signatory (2014)	**The Montreal Carbon Pledge** Signatory (2014)
Climate Bonds Initiative Partner	**Carbon Markets Institute** Corporate Member	**Australian Business Roundtable for Disaster Resilience & Safer Communities** Founding member (2012)	**Australian Sustainable Finance Initiative** Steering Committee Member
Carbon Neutral Certification Since 2012 (previously NCOS)	**Supply Nation** (for Indigenous owned businesses) Founding member (2016)	**WeConnect International** (for women owned businesses) (2014)	**United Nations Tobacco-Free Finance pledge** Founding signatory (2018)

1 As at 30 September 2020, unless otherwise indicated.

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Westpac GROUP

Westpac NZ Westpac New Zealand provides banking, wealth and insurance products and services for consumer, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates through a network of branches and ATMs in both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products and services are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. New Zealand maintains its own infrastructure, including technology, operations and treasury in accordance with regulatory requirements Specialist Businesses Specialist Businesses provides automobile finance, Australian life, general and lenders mortgage insurance investment product and services (including margin lending and equities broking), superannuation and retirement products as well as wealth administration platforms. It also manages Westpac Pacific which provides a full range of banking services in Fiji and Papua New Guinea. The division operates under the Westpac, St.George, BankSA, Bank of Melbourne, and BT brands. Specialist Businesses works with Consumer, Business and WIB in the provision of select financial services and products Group Businesses or GB This segment provides centralised Group functions including Treasury, Technology and Core Support (finance, human resources etc.). Costs are partially allocated to other divisions in the Group, with costs attributed to enterprise activity retained in Group Businesses. This segment also reflects Group items including: earnings on capital not allocated to divisions, earnings from non-core asset sales, earnings and costs associated with the Group’s fintech investments and certain other head office items such as centrally raised provisions. Following the Group’s decision to restructure the Wealth business and to exit the Advice business in 2019, the remaining Advice business (including associated remediation) and support functions of BTFG Australia has been transferred to Group Businesses

Appendix

Appendix 4:
Definitions – Credit quality.

90 days past due and not impaired	Includes facilities where: • contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days (including accounts for customers who have been granted hardship assistance); or • an order has been sought for the customer's bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and • the estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, or where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. These facilities, while in default, are not treated as impaired for accounting purposes
Provision for expected credit losses (ECL)	Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant timeframe. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and future economic conditions
Collectively assessed provisions (CAPs)	CAPs for expected credit losses under AASB 9 represents the expected credit loss (ECL) which is collectively assessed in pools of similar assets with similar risk characteristics. This incorporates forward looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised
Individually assessed provisions (IAPs)	Provisions raised for losses that have already been incurred on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement
Stage 1: 12 months ECL – performing	For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months expected credit losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset

Stage 2: Lifetime ECL – performing	For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset
Stage 3 Lifetime ECL – non-performing	For financial assets that are non-performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount
Impaired assets	Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer's outlook, cashflow, and the net realisation of value of assets to which recourse is held: • facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • non-accrual assets: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • restructured assets: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and • any other assets where the full collection of interest and principal is in doubt.
Stressed exposures	Watchlist and substandard, 90 days past due and not impaired and impaired exposures. Stressed exposures do not include stressed exposures which are on an active COVID-19 deferral package as of 30 September 2020
Total committed exposures (TCE)	Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal

115 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Appendix 4:
Definitions – Earnings, capital and liquidity.

Appendix

Earnings Drivers	
Average interest-earning assets (AIEA)	The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period
Cash earnings per ordinary share	Cash earnings divided by the weighted average ordinary shares (cash earnings basis)
Core earnings	Net operating income less operating expenses
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight
Net interest margin (NIM)	Calculated by dividing net interest income by average interest-earning assets
Net tangible assets per ordinary share	Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (reported)
Weighted average ordinary shares (cash earnings)	Weighted average number of fully paid ordinary shares listed on the ASX for the relevant period

Capital	
Capital ratios	As defined by APRA (unless stated otherwise)
Internationally comparable ratios	Internationally comparable regulatory capital ratios are Westpac's estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled "International capital comparison study" dated 13 July 2015
Leverage ratio	As defined by APRA (unless stated otherwise). Tier 1 capital divided by 'exposure measure' and expressed as a percentage. 'Exposure measure' is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures
Risk weighted assets or RWA	Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5

Liquidity	
Committed liquidity facility (CLF)	The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity
High quality liquid assets (HQLA)	Assets which meet APRA's criteria for inclusion as HQLA in the numerator of the LCR
Liquidity coverage ratio (LCR)	An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario
Net stable funding ratio (NSFR)	The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI's capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI's assets and off-balance sheet activities. ADI's must maintain an NSFR of at least 100%

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Appendix 4:
Definitions – Other.

Appendix

Branch transactions	Branch transactions are typically withdrawals, deposits, transfers and payments
Customer satisfaction or CSat	The Customer Satisfaction score is an average of customer satisfaction ratings of the customer's main financial institution for consumer or business banking on a scale of 0 to 10 (0 means 'extremely dissatisfied' and 10 means 'extremely satisfied')
CSat – overall consumer	Source: DBM Consultants Consumer Atlas, 6 months to September 2019, March 2020 and August 2020. MFI customers
CSat – overall business	Source: DBM Consultants Business Atlas, 6 months to September 2019, March 2020 and August 2020. MFI customers, all businesses
CSat – SME	Source: DBM Consultants Business Atlas, 6 months to September 2019, March 2020 and August 2020. MFI customers, Total SME businesses. Total SME businesses are those organisations with annual turnover under $5 million (excluding Agribusinesses)
Digitally active	Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days
Digital sales	Sales refers to digital sales of consumer core products only. Sales with a funded deposit or activation constitute a quality sale. Includes new American Express credit card sales
Digital transactions	Digital transactions including payment and transfers that occur on Westpac Live and Compass platforms (excludes payments on other platforms such as Corporate Online and Business Banking Online)
MFI share	MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution
Consumer MFI share	Source: DBM Consultants Consumer Atlas, 6 months to August 2020. MFI customers

Net Promoter Score or NPS	Net Promoter Score measures the net likelihood of recommendation to others of the customer's main financial institution for retail or business banking. Net Promoter Score℠ is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a 11 point numerical scale where 10 is 'Extremely likely' and 0 is 'Extremely unlikely', Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10)
NPS Agri (Westpac NZ)	6 month rolling Agri Market Monitor data (survey conducted by Key Research). Respondents are asked about likelihood to recommend their main business bank to business colleagues, friends or family on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Business (Westpac NZ)	Source: 6 month rolling Business Finance Monitor data (survey conducted by Kantar TNS among businesses with an annual turnover of $5 to $150 million). Respondents are asked about likelihood to recommend their main business bank to business colleagues and associates on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Consumer (Westpac NZ)	Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS – overall consumer	Source: DBM Consultants Consumer Atlas, August 2017 – August 2020, 6MMA. MFI customers
NPS – overall business	Source: DBM Consultants Business Atlas, August 2017 – August 2020, 6MMA. MFI customers, all businesses
SGB Brands	SGB Brands (Consumer): St.George Bank, Bank of Melbourne, BankSA, RAMS, Dragondirect SGB Brands (Business): St.George Bank, Bank of Melbourne and BankSA
Westpac Group rank	The ranking refers to Westpac Group's position relative to the other three major Australian banking groups (ANZ Group, CBA Group and NAB Group)

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Investor Relations Team. Contact Us. Contact us Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Jacqueline Boddy Head of Debt Investor Relations +61 2 8253 3133 jboddy@westpac.com.au Nicole Mehalski Head of Institutional +61 2 8253 1667 nicole.mehalski@westpac.com.au Louise Coughlan Head of Rating Agencies and Analysis +61 2 8254 0549 lcoughlan@westpac.com.au www.westpac.com.au/investorcentre • Annual reports • Presentations and webcasts • 5 year financial summary • Prior financial results Danielle Stock Director +61 2 8253 0922 danielle.stock@westpac.com.au Alec Leithhead Senior Analyst +61 2 8254 0159 alec.leithhead@westpac.com.au Rebecca Plackett Director +61 2 8253 6556 rplackett@westpac.com.au Or email: investorrelations@westpac.com.au 118 Westpac Group 2020 Full Year Results Presentation & Investor Discussion Pack

Disclaimer Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2020 Full Year Financial Results (incorporating the requirements of Appendix 4E) for the twelve months ended 30 September 2020 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to page 29 for an explanation of cash earnings and Appendix 1 page 110 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘risk’, ‘aim’, or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s 2020 Annual Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation.